79 of 79

================================================================================
January 12, 2004                                                    Confidential







                                  $275,000,000

                 INTERNATIONAL HEALTHCARE INVESTMENTS LTD., INC.

                               12% BONDS DUE 2014

                         ------------------------------

                               OFFERING MEMORANDUM

                         ------------------------------





--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this Offering Memorandum or to make representations as to matters not stated in this Offering Memorandum. You must not rely on unauthorized information. This Offering Memorandum is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Offering Memorandum nor any sales made hereunder after the date of this Offering Memorandum shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

--------------------------------------------------------------------------------





================================================================================

OFFERING MEMORANDUM                                                 CONFIDENTIAL

                                  $275,000,000

                 INTERNATIONAL HEALTHCARE INVESTMENTS LTD., INC.

                              12.00% Bonds due 2014

     We will pay interest on the bonds on January 15, 2005 and on July 15 and January 15 of each year thereafter, beginning July 15, 2005. The bonds will mature on January 15, 2014. We may not redeem the bonds prior to maturity without the consent of all holders of the bonds.

     The bonds will rank equally in right of payment to all our existing and future other senior Indebtedness that is not by its terms subordinated to the bonds. Our parent company and certain of our wholly-owned subsidiaries will fully and unconditionally guarantee the bonds. Each healthcare subsidiary that is not wholly owned by us will fully and unconditionally guarantee the bonds up to the amount of the principal of the bonds, utilized to pay the debt associated with acquisition of such healthcare subsidiary.

     The bonds will not be listed on any national securities exchange. Currently, there is no public market for the bonds. The bonds that are sold to qualified institutional buyers will be eligible for trading in the PORTAL market.

     Investing in the bonds involves risks that are described in the "Risk Factors" section beginning on page 58 of this offering memorandum.

--------------------------------------------------------------------------------

                                           Per Bond          Total

Initial offering price                     100.00%           $275,000,000

Offering Costs                             1.250%            $  3,437,500
Proceeds, before expenses, to IHI          98.75%            $271,562,500
--------------------------------------------------------------------------------

     The initial offering price set forth above does not include accrued interest which is to be paid by the buyer of the bonds. Interest on the bonds will accrue from January 12, 2004.

     We have not registered the bonds under the Securities Act of 1933 or the securities laws of any other jurisdiction. Unless they are registered, the bonds may be offered only in transactions that are exempt from registration under the Securities Act of 1933 or the securities laws of any other jurisdiction. Accordingly, we are offering the bonds only to qualified institutional buyers under Rule 144A of the U.S. Securities Act of 1933 and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. For further information about eligible offerees and resale restrictions, see "Notice to Investors."

     We expect to deliver the bonds in book-entry form only through the facilities of The Depository Trust Company against payment therefore in one or more transactions in New York, New York commencing January 12, 2004.

            The date of this offering memorandum is January 12, 2004.

                                TABLE OF CONTENTS

                                                                            Page

WHERE YOU CAN FIND MORE INFORMATION.........................................   6
-----------------------------------

FORWARD-LOOKING STATEMENTS..................................................   7
--------------------------

OFFERING MEMORANDUM SUMMARY.................................................   9
---------------------------

SUMMARY FINANCIAL INFORMATION...............................................  13
-----------------------------

USE OF PROCEEDS.............................................................  16
---------------

CAPITALIZATION..............................................................  17
--------------

DESCRIPTION OF THE BUSINESS.................................................  18
---------------------------

DESCRIPTION OF THE B0NDS....................................................  33
------------------------

RISK FACTORS................................................................  58
------------

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES......................  66
------------------------------------------------------

NOTICE TO INVESTORS.........................................................  71
-------------------

PLAN OF DISTRIBUTION........................................................  74
--------------------

LEGAL MATTERS...............................................................  77
-------------

INDEPENDENT AUDITORS........................................................  78
--------------------

FINANCIAL STATEMENTS........................................................  79
--------------------


     We are relying on an exemption from registration under the Securities Act of 1933, for offers and sales acknowledgements, representations, warranties and agreements set forth under the heading "Notice to Investors" in this offering memorandum. We are not making an offer to sell the bonds in any jurisdiction except where an offer or sale is permitted. You should understand that you will be required to bear the financial risks of your investment for an indefinite period of time.

     We have submitted this offering memorandum confidentially to a limited number of institutional investors so that they can consider a purchase of the bonds. We have not authorized its use for any other purpose. This offering memorandum may not be copied or reproduced in whole or in part. It may be distributed, and its contents disclosed, only to the prospective investors to whom it is provided. By accepting delivery of this offering memorandum, you agree to these restrictions. See "Notice to Investors".

     This offering memorandum summarizes certain documents and other information in a manner we believe to be accurate but we refer you to the actual documents for a more complete understanding of what we discuss in this offering memorandum. In making an investment decision, you must rely on your own examination of us and the terms of the offering and the bonds, including the merits and risks involved.

     We are not making any representation to any purchaser of the bonds regarding the legality of an investment in the bonds by the purchaser under any legal investment or similar laws or regulations. You should not consider any information in this offering memorandum to be legal, business or tax advice. You should consult your own attorney, accountant, business advisor or tax advisor for legal, tax, business and financial advice regarding an investment in the bonds.

     You should rely only on the information contained or incorporated by reference in this offering memorandum. We have not authorized any person to provide you with different information or to make any representation not contained in this offering memorandum. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume the information contained in this offering memorandum and documents incorporated by reference is accurate after the date on the front cover of this offering memorandum and after the date of filing of the incorporated documents. Our business financial condition, results of operations and prospects may have changed since those dates.

     We reserve the right to withdraw this offering of the bonds at any time. We also reserve the right to reject any offer to purchase the bonds in whole or in part for any reason and to allot to any prospective investor less than the full amount of bonds sought by the investor.

     You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the bonds under the laws and regulations in force in the jurisdiction to which you are subject or in which you make such purchase, offer or sale and we will not have any responsibility therefor.

     The receipt of this offering memorandum constitutes the agreement on the part of the recipient hereof (a) to maintain the confidentiality of the information contained herein, as well as any supplemental information provided to the recipient by us or any of our representatives, either orally or in written form, (b) that any reproduction or distribution of this offering memorandum, in whole or in part, or disclosure of any of its contents to any other person or its use for any purpose other than to evaluate participation in the offering described herein is strictly prohibited and (c) that this offering memorandum, as well as other materials that subsequently may be provided by us, are to be returned promptly if the recipient decides not to proceed with the investigation of, or participation in, the offering or if the offering is terminated. The undertakings and prohibitions set forth in the preceding sentence are intended for our benefit and may be enforced by us.

     Neither the Securities and Exchange Commission nor any other Federal or state securities commission or regulatory authority has approved or disapproved of these securities or determined if this offering memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

                       WHERE YOU CAN FIND MORE INFORMATION

     Our parent company, V-GPO Inc. ("V-GPO"), is publicly traded on the NASD OTC Bulletin Board and is subject to the informational requirements of the Securities Exchange Act of 1934, and files reports and other information with the SEC. You may read and copy these reports at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) 732-0330. You may also inspect these reports at the SEC's New York Regional Office, 233 Broadway, New York, New York 10279. In addition, the SEC maintains an Internet site that contains reports and other information regarding V-GPO (HTTP://WWW.SEC.GOV).

     The SEC allows us to "incorporate by reference" into this offering memorandum information V-GPO files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this offering memorandum, and later information that V-GPO files with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

     o    V-GPO  Annual  Report on Form 10-KSB for the year ended  December  31,
          2002;

     o V-GPO Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003;

     o Any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

You may obtain copies of the above information (including exhibits), upon written or oral request, without charge. You should direct requests to Norman R. Dobiesz, Chairman, V-GPO, Inc., 2150 Whitfield Industrial Way, Sarasota, Florida 34243 or by telephone at (941) 727-1552.

                           FORWARD-LOOKING STATEMENTS

     This offering memorandum and other materials filed or to be filed by us or our parent with the SEC include disclosures which contain or will contain "forward-looking statements." Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan," "initiative," "contemplate", "intend", "could", "would", "should", "might" or "continue." These forward-looking statements address, among other things, our strategic objectives, anticipated effects of this offering and our Phase I and Phase II acquisitions as described below. These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. See "Risk Factors" beginning on page __ of this offering memorandum. Therefore you should understand that these forward-looking statements are not promises, commitments or guarantees. The factors which could materially affect our forward-looking statements include, but are not limited to,

     o    the highly competitive nature of the health care business,

     o the efforts of insurers, health care providers and others to contain health care costs,

     o possible changes in the levels and terms of reimbursement for our charges by government programs, including Medicare and Medicaid, or by other third party payors,

     o changes in Federal, state or local regulation affecting the health care industry,

     o    the possible enactment of Federal or state health care reform,

     o the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel,

     o    liabilities and other claims asserted against us,

     o    fluctuations in the market value of the common stock of our parent,

     o    changes in accounting practices,

     o    changes in general economic conditions,

     o    future divestitures which may result in additional charges,

     o    changes in revenue mix,

     o    potential Federal or state investigations

     o    changes in business strategy or development plans,

     o    slowing of reimbursement by our payors,

     o the ability to implement our management services and other initiatives and realize a decrease in administrative, supply and infrastructure costs,

     o the outcome of pending and any future tax audits and litigation associated with our tax positions,

     o the ability to maintain and increase patient volumes and control the costs of providing services,

     o the ability to successfully integrate the Phase I and Phase II acquisitions described in this offering memorandum and integrate their operations, and

     o    advances in medical technology

     o other risk factors described in this offering memorandum in the "Risk Factors" section or the documents incorporated by reference in this offering memorandum.

     As a consequence, our current plans, anticipated actions and future financial position and results of operations are not promises, commitments or guarantees and may differ from those expressed in any forward-looking statements we make. You should not unduly rely on these forward-looking statements when evaluating the information presented in this offering memorandum or the documents incorporated by reference herein.

                           OFFERING MEMORANDUM SUMMARY

     This summary highlights selected information appearing elsewhere in this offering memorandum plus provides a description of us and our business operations and plans, and may not contain all of the information that is important to you. This offering memorandum includes the specific terms of the bonds we are offering, as well as information regarding our business and detailed financial data. In this offering memorandum, the terms "we," "us," "our," "our company" and "IHI" refer to International Healthcare Investments Ltd., Inc., and its subsidiaries including the healthcare facilities recently acquired. The terms "parent" or "our parent" refer to V-GPO. The terms "healthcare facility," "healthcare subsidiary" and "restricted subsidiary" refer to the Healthcare facilities acquired by us through wholly-owned subsidiaries that are referred to in this offering memorandum as the "Phase I Acquisitions". See "Phase I Acquisitions". We encourage you to read this offering memorandum in its entirety.

SUMMARY OF THE BUSINESS

WHO WE ARE

     We are a wholly-owned subsidiary of V-GPO, a public company traded on the National Association of Securities Dealers Over the Counter Bulletin Board and headquartered in Sarasota, Florida. Until late, 2002, V-GPO was a business solutions organization providing software business intelligence tools for supply chain management and B-2 online supply vending in the healthcare industry. We were formed on April 12, 2002 to own, operate and/or manage non-urban healthcare facilities.

WHAT WE DO

     We are committed to the development of small acute care hospitals, surgical centers and healthcare systems that serve the unique surgical needs and desires of non-urban and rural communities in Texas and Oklahoma. In furtherance of this objective, we have recently acquired several healthcare facilities in Oklahoma City, Oklahoma. While the facilities we have acquired in Oklahoma City have very different operating histories, we believe the profile of each of these facilities is consistent with our business strategy and overall philosophy.

     We believe that physicians are the cornerstones of medical care. They are the first to diagnose and the only professional to prescribe medical care and treatment. Without question, they are the best trained and most purely motivated as the patients' primary advocate. To this end, we are committed to creating programs, services and facilities that actively respond to fulfill the needs and required support of physicians who care for the patients we desire to serve.

     In every community, we plan to associate with major facilities to supplement our physician recruiting, to provide our communities with access to high quality specialists, especially in those areas we will not be offering services, such as cardiology and cancer treatment, and to insure that our patients will have access to the finest secondary and tertiary programs whenever they are needed.

     We plan to operate our hospitals with a strong surgical focus by offering and developing product line services that meet the needs of the markets we serve, promoting strong relationships with physicians, working with major tertiary care centers, and introducing expert experienced management to small facilities.

RECENT DEVELOPMENTS

     In Phase I of our acquisitions plan we acquired control of The Physicians Hospital of Oklahoma, Vantage Open MRI Center, Northwest Surgical Hospital, (which owns 3 MRI business units) and St. Anthony's North Surgical Center. We have placed the closing documents from these acquisitions in escrow pending completion of the bond issue described in this offering memorandum. In Phase II of our acquisitions we expect to acquire additional facilities with similar service profiles to complement the Phase I Acquisitions. We expect to use the proceeds of the bond offering to repay debt incurred to acquire the Phase I facilities, provide working capital for operations and to facilitate any of the Phase II Acquisitions we may identify in the future.

     By consummating the Phase I Acquisitions, we expect to establish a network of focused acute care facilities in Oklahoma City providing us with credibility in the market and immediate relationships with St. Anthony's Healthcare System, one of the three (3) major Oklahoma City healthcare network, and The Physicians Group, the area's most rapidly growing medical practice group.

SUMMARY OF THE OFFERING

     The following is a brief summary of some of the terms of the offering. For a more complete description of the terms of the bonds, see "Description of the Bonds" in this offering memorandum:

Issuer. . . . . . . . . . . . .International  Healthcare Investments  Ltd., Inc.

Bonds offered . . . . . . . . .$275,000,000 aggregate principal amount of 12.00%
                               bonds due January 15, 2014.

Maturity date . . . . . . . . .The bonds will mature on January 15, 2014.

Interest payment dates. . . . .January  15, 2005  and July 15 and  January 15 of
                               each  year  thereafter, beginning  July 15, 2005.

Guarantees. . . . . . . . . . .Our  parent  and  the   Phase  I  and   Phase  II
                               healthcare subsidiaries that we wholly own will fully and unconditionally guarantee the bonds. Each Phase I and Phase II healthcare subsidiary that we do not wholly own will fully and unconditionally guarantee the bonds up to the amount of the principal of the bonds utilized to pay the debt associated with acquisition of such healthcare subsidiary.

Ranking . . . . . . . . . . . .The bonds  are our senior obligations.  The bonds will rank equally with any other senior Indebtedness from time to time outstanding.

Security. . . . . . . . . . . .Within ninety  days after issuance  of the bonds, we intend to grant first mortgages on all real property and fixtures owned by each Phase I healthcare subsidiary; liens on all equipment and certain accounts receivables of the Phase I healthcare subsidiaries subordinated to working capital and equipment financings; and a first lien to be held by the initial purchaser of the bonds on the net proceeds of the Bonds less offering and related costs and expenses, as adjusted for any earnings and withdrawals. The net proceeds will be held in a separate account prior to the delivery of the mortgages and liens on the Phase I facilities. Prior to the funding of the Phase II Acquisitions, approximately $140 million of the net proceeds from the sale of the bonds will be held in the separate account subject to the first lien to be granted to the initial purchaser of the bonds. Disbursements to us of net proceeds after offering and related costs and expenses from the separate account will require the approval of a disbursement agent appointed by the initial purchaser of the bonds.

Optimal Redemption. . . . . . .We may not redeem the  bonds at any time prior to maturity.

Form of bonds . . . . . . . . .The bonds  will be  issued  in  fully  registered form. The bonds will be represented by one or more global bonds, deposited with a trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the global bonds will be shown on, and any transfers will be effected only through, records maintained by DTC and its participants. See "Description of the Bonds -- Book-Entry Form."

Use of proceeds . . . . . . . .We  estimate  that  the  net  proceeds  from  the sale of the bonds, after deducting distribution costs and other expected expenses, will be approximately $271 million. We intend to use the net proceeds from the offering to repay existing debt associated with the Phase I Acquisitions, to repay amounts advanced on various credit facilities and for general corporate purposes, including pursuing Phase II Acquisitions. See "Use of Proceeds."

Certain Restrictions. . . . . .The  indenture   governing  the  bonds   contains
                               certain covenants that, among other things, limit the ability of the restricted subsidiaries (but not our parent) to:

                                o    incur additional Indebtedness;
                                o    incur Indebtedness secured by Liens;
                                o    sell and leaseback the Hospitals;
                                o make certain restricted payments such as investments and dividends; or
                                o merge or consolidate with or transfer all or substantially all of assets to another entity.

Transfer Restrictions . . . . .The  bonds  have not  been  registered  under the
                               Securities Act or the securities laws of any other jurisdiction, and are subject to certain restrictions on transfer. See "Notice to Investors."

Trading . . . . . . . . . . . .The bonds are expected to be eligible for trading in the PORTAL market.

Risk Factors. . . . . . . . . .See "Risk Factors" and other  information in this offering memorandum for a discussion of factors you should carefully consider before deciding to invest in the bonds.

                          SUMMARY FINANCIAL INFORMATION

HISTORICAL AND PRO FORMA INFORMATION

     The table below summarizes our audited financial results for the twelve months ending December 31, 2002, unaudited results for the six months ending June 30, 2003, and the pro forma results anticipated by our management for the twelve months ending December 31, 2003 based upon results to date. All of the following summarize the consolidating financial statements of IHI including the Phase I Acquisitions for the periods shown.


                               FY2002          JUNE 30, 2003      DEC 31, 2003
                              12 MONTHS          SIX MONTHS         12 MONTHS
                              (AUDITED)*        (UNAUDITED)        (PRO FORMA)


SUMMARY OF OPERATIONS:
GROSS PATIENT CHARGES         $ 93,367,418     $ 55,817,398       $116,068,369
 Contractual Adjustments       (46,086,476)     (23,460,928)       (54,707,880)

NET REVENUES                    47,280,942       32,356,470         61,360,489

TOTAL OPERATING EXPENSES        36,755,657       21,053,482         41,940,221

NET INCOME                      10,525,286       11,546,306         19,420,268

EBIDTA                          15,225,286       15,655,680         23,649,049
 Plus:  Management Fees          3,129,133        1,775,056          4,279,526

EBITDAM                         18,354,547       17,430,736         27,928,574

FINANCIAL POSITION:

ASSETS                        $ 34,529,308     $ 37,043,720       $306,330,000

LONG TERM DEBT, INCLUDING
 CURRENT PORTION                24,454,717       26,070, 858       275,000,000

WORKING CAPITAL                  5,883,908        8,092,685         46,825,000


*Except for Vantage Open MRI, LLC, the Phase I Acquisitions are individually audited but the consolidated, consolidating and pro forma results are not audited. Additional financial results are available in the section entitled "Financial Statements" at the end of this Offering Memorandum.

PROJECTED PRO FORMA INFORMATION

     The tables below set out certain items from our five-year operational and financial projections for the completed Phase I Acquisitions, the proposed Phase II Acquisitions, and for IHI on a consolidated basis... You should read the section of this document entitled "Forward Looking Statements" in conjunction with the information below.


                     CONSOLIDATED PROJECTIONS - ACQUISITIONS

CONSOLIDATED PHASE I ACQUISITIONS

                        FY 2004        FY 2005       FY 2006       FY 2007      FY 2008

Surgical Admissions            3,401         3,838         4,230         4,679         4,993

Rehab Admissions                 573           874           935           982         1,006

Outpatient Surgery            10,755        11,893        13,061        14,042        15,014

Pain Management               12,344        13,477        14,730        15,963        17,306

MRI Scans                     15,104        15,857        16,398        16,924        17,466

Revenue Per
 Admission-Surgical     $     17,452  $     16,340  $     16,566  $     16,873  $     17,271

Revenue Per
 Admission-Surgical     $     17,000  $     17,510  $     18,035  $     18,576  $     19,134

Revenue Per
 Outpatient Surgery     $      7,641  $      7,543  $      7,704  $      7,905  $      8,128

Revenue Per
 Outpatient Pain Mgmt   $      1,500  $      1,727  $      1,759  $      1,792  $      1,826

Revenue Per
 Outpatient MRI Scan    $      1,400  $      1,535  $      1,581  $      1,629  $      1,678

NET TOTAL
 REVENUES               $107,619,615  $122,662,144  $134,112,261  $147,287,626  $160,797,497

OPERATING
 EXPENSES               $ 85,560,154  $ 92,367,248  $100,057,314  $107,782,608  $115,696,339

NET INCOME              $ 22,059,461  $ 30,294,896  $ 34,054,947  $ 39,505,019  $ 45,101,158

EBIDTAM                 $ 53,305,279  $ 62,621,438  $ 67,212,611  $ 73,616,473  $ 80,192,011

LESS MINORITY
 INTEREST               $  7,807,604  $  9,517,491  $ 10,318,546  $ 11,614,900  $ 12,856,965

NET INCOME BEFORE
 TAXES AND AFTER
 MINORITY INTEREST      $ 14,251,857  $ 20,777,405  $ 23,736,400  $ 27,890,119  $ 32,244,192


CONSOLIDATED PHASE II ACQUISITIONS

                        FY 2004       FY 2005       FY 2006       FY 2007       FY 2008

Admissions                     2,100         4,200         4,305         4,413         4,523
Surgeries                      7,500        15,375        15,759        16,153        16,557
Revenue Per Admission   $     22,500  $     23,175  $     23,870  $     24,586  $     25,324
Revenue Per Surgery     $      6,500  $      6,695  $      6,896  $      7,103  $      7,316

NET TOTAL CHARGES       $ 48,000,000  $100,135,313  $105,717,856  $111,611,627  $117,833,975

TOTAL OPERATING
 EXPENSES               $ 41,481,600  $ 81,048,711  $ 84,296,077  $ 87,724,483  $ 91,344,023

NET INCOME              $  6,518,400  $ 19,086,601  $ 21,421,779  $ 23,887,143  $ 26,489,952

EBIDTAM                 $ 21,278,400  $ 48,896,073  $ 51,622,029  $ 54,499,957  $ 57,538,330

LESS MINORITY
 INTEREST               $    354,261  $  1,037,315  $  1,164,227  $  1,298,214  $  1,439,671

NET INCOME BEFORE
 TAXES AND AFTER
 MINORITY INTERESTS     $  6,164,139  $ 18,049,286  $ 20,257,552  $ 22,588,929  $ 25,050,280



                            CONSOLIDATED PROJECTIONS

                 INTERNATIONAL HEALTHCARE INVESTMENTS, LTD, INC.

                        FY 2004       FY 2005       FY 2006       FY 2007       FY 2008

FINANCIAL RESULTS
NET TOTAL REVENUES      $155,619,615  $222,797,456  $239,830,117  $258,899,253  $278,631,471

TOTAL  OPERATING
 EXPENSES               $135,451,754  $175,275,959  $186,302,641  $197,550,053  $209,181,723

NET INCOME              $ 20,167,861  $ 47,521,497  $ 53,527,476  $ 61,349,200  $ 69,449,749

EBIDTAM                 $ 72,833,679  $109,682,511  $116,910,391  $126,098,468  $135,613,980

LESS MINORITY
 INTERESTS              $  8,161,865  $ 10,554,806  $ 11,482,773  $ 12,913,114  $ 14,296,637

NET INCOME TAXES
 AND AFTER

MINORITY INTERESTS      $ 12,005,966  $ 36,966,691  $ 42,044,702  $ 48,436,086  $ 55,153,112

TOTAL CAPITAL

EXPENDITURES            $    450,000  $  3,050,000  $  1,100,000  $  1,050,000  $  1,700,000

TOTAL ASSETS            $395,681,825  $429,733,719  $467,449,305  $510,001,271  $558,457,784

LONG TERM DEBT          $275,000,000  $275,000,000  $275,000,000  $275,000,000  $275,000,000

SELECTED RATIOS

EBITDAM TO INTEREST
 CHARGES                 2.2 : 1       3.3 : 1       3.5 : 1       3.8 : 1       4.0 : 1

LONG TERM DEBT TO
 EBITDAM                 3.8 : 1       2.5 : 1       2.4 : 1       2.2 : 1       2.0 : 1


                                 USE OF PROCEEDS

     The  net  proceeds  from  the  sale  of  the  bonds  are  estimated  to  be approximately  $271  million,  after  deducting  distribution  costs  and  other expected expenses. We intend to use approximately $97.5 million of the net proceeds to repay existing debt associated with the Phase I Acquisitions, and approximately $34.5 million for general corporate purposes, including working capital; repayment of amounts advanced on various credit facilities; approximately $4,000,000 to be paid for other obligations incurred by our parent; and amounts to be paid for other obligations incurred by us and the restricted subsidiaries. Approximately $140.0 million of the net proceeds will be held in a separate account to fund the Phase II Acquisitions. Disbursements from the separate account will require the approval of a disbursement agent appointed by the initial purchaser of the bonds.

     The amounts set forth above are estimates based, in part, upon the current state of our business operations, our current plans and relevant economic and industry considerations. Actual expenditures may vary depending upon prevailing economic conditions, in which case changes in the above allocations will be made at the discretion of our Board of Directors.

     Pending utilization, we intend that the net proceeds of the offering will be invested temporarily in certificates of deposit, government securities, commercial paper and/or deposited in commercial or savings bank accounts. Such investments in interest-bearing assets, if continued for an extensive period of time within the definitions of the Investment Company Act of 1940, as amended, could subject us to classification as an "Investment Company" and to the registration and reporting requirements thereunder, although we do not intend such a result.

                                 CAPITALIZATION

     The following sets forth, as of June 30, 2003, (i) our historical capitalization consolidating the Phase I Acquisitions on a pro forma basis and
(ii) our capitalization on an adjusted basis, to give effect to the bond offering described in this offering memorandum.


                                                   AS OF JUNE 30, 2003

                                                   HISTORICAL       AS ADJUSTED
Short-term borrowings and notes                    $      -----     $      -----
Current portion of long-term debt                       334,615            -----
    Total current debt                             $    334,615     $      -----

Long-term debt, net of current portion
  Notes payable                                    $ 22,041,987     $      -----
  Line of Credit                                      3,694,256            -----
  Bonds payable                                           -----      275,000,000
    Total long-term debt, net of current
     position                                      $ 25,736,243     $275,000,000

Shareholders' equity
  IHI common stock, 0 par value: 2,500
   authorized; 1 issued (1)                        $          0     $          0
  IHI preferred stock, 0 par value: 500
   authorized; 0 issued                                       0                0
  Other members' equity                               3,406,789       25,275,000
    Total shareholders' equity                     $  3,406,789     $ 25,275,000

        TOTAL CAPITALIZATION                       $ 29,477,647     $300,275,000


Note: (1) One common share of IHI was issued to our parent, V-GPO, Inc. on April
26, 2002.


                           DESCRIPTION OF THE BUSINESS

     International Healthcare Investments LTD, Inc. ("IHI" or "we"), is a wholly-owned subsidiary of V-GPO. IHI, headquartered in Sarasota, Florida, has been organized to own, operate and manage acute care hospitals and surgical centers in non-urban markets in Texas and Oklahoma.

OUR BUSINESS STRATEGY

Overview

     In most cases, we would expect the healthcare facilities we operate to be in partnership with local physicians focused on surgical services and those supporting services which best serve the patients' total healthcare need. Given our planned partnering with the primary patient advocate, the physician, it is even more important that these facilities provide compassionate high quality service close to home. We expect our facilities to provide affordable, accessible, first-rate healthcare that improves the health and welfare of the people we serve. Given the size of our facilities, it is important to understand the need to work closely with local physicians, healthcare professionals, patients and community leaders to ultimately realize that local need is met, by small, medium and large facilities. Therefore, wherever possible, we will coordinate these objectives with neighboring large facilities where we have an ownership interest or other affiliation.

Overall Healthcare Market

     The healthcare markets that were targeted by us may be considered the nation's largest single industry, with annual expenditures estimated by The Health Care Financing Administration (HCFA) at $ 1.3 trillion in 1999, expected to grow to $1.7 trillion in 2004 at an average rate of 7% per year. While demand for healthcare services continues to grow, efforts to stem rising costs have subjected the present healthcare environment to revenue pressures from managed care organizations, cutbacks in federal funding, and shrinking budgets. All this while the demand for quality services and convenience is growing. The HCFA forecasts healthcare expenditures will continue to grow at an annual growth rate of 7% for the next five years through 2009, primarily reflecting a longer-lived senior population, the higher costs of technology advances and the aging of the "Baby Boomer" generation. Because there has not been a commensurate increase in federal funding programs or payments from third parties to support such growth, the pressures of cost containment are expected to continue. Strategies - such as ours - that include enhancement of small facilities in suburban and rural markets to provide primary care and minor specialized care with a plan for secondary and tertiary care will meet the growing demand of a more educated, demanding patient.

Corporate Philosophy

     We are committed to the development of small acute care hospitals, surgical centers and healthcare systems that serve the unique surgical needs and desires of communities in Texas and Oklahoma through our healthcare subsidiaries. Recognizing that healthcare is an intensely competitive business, we believe that the organization that best meets and satisfies the wants and needs of the healthcare community will succeed in spite of competition or history. While the facilities we have acquired in Oklahoma City have varying operating histories in that market, as a new company we nevertheless will be the new competitor in that and other markets we enter. Therefore to gain acceptance and market share we know we must have a better product, be more focused and exceed our customer expectations every day. To accomplish this we believe we must associate with local physicians and work with them to identify where in each community patient need and patient desires are not being met, and put a plan in place to meet those needs and desires.

     We believe that physicians are the cornerstones of medical care. They are the first to diagnose and the only professional to prescribe medical care and treatment. Without question, they are the best trained and most purely motivated as the patients' primary advocate. To this end, we are committed to creating programs, services and facilities that actively respond to fulfill the needs and required support of physicians who care for the patients we desire to serve.

     In every community, we plan to associate with major facilities to supplement our physician recruiting, to provide our communities with access to high quality specialists, especially in those areas we will not be offering services, such as cardiology and cancer treatment, and to insure that our patients will have access to the finest secondary and tertiary programs whenever they are needed.

     Certainly, every community is unique and there is no "cookie cutter" approach in healthcare. Every community is different in size, culture and has its own perception of needs and the determination of satisfactory services when it comes to healthcare. We will identify those needs prior to entering a market to determine if we can be successful.

     To implement our plan and to adhere to our philosophy, we will engage the very best healthcare leaders, we will affiliate with major institutions, we will recruit those physicians necessary to serve the patient population we serve, and we will, on a selective basis, syndicate facilities and/or markets with physician and community leaders when that is in the best interests of our patients and stakeholders.

Strategy

     We are in the process of expanding into hospital ownership and management by acquiring small acute care hospitals and surgical centers in targeted suburban and rural markets outside of high-growth urban areas. We plan to operate our hospitals with a strong surgical focus by offering and developing product line services that meet the needs of the markets we serve, promoting strong relationships with physicians, working with major tertiary care centers, and introducing expert experienced management to small facilities.

     Advances in medical technology have reduced the need for urban tertiary care centers. With the introduction of new drugs and procedures, minimal invasive technology, and better diagnostic equipment, the majority of patients can be treated in a day surgery or short stay facility. Just a few years ago, residents in suburban and rural communities had to travel to urban tertiary care centers to find quality care. Today, we can provide many of the less acute services in facilities that focus on surgical and outpatient procedures.

     Our business objective is to create differentiation and a sustainable earning stream in expanding markets. We can achieve these objectives based on focused applications of medical technology and our network approach. By identifying key urban areas and capitalizing on the population growth in the surrounding communities, our network strategy is to provide high quality, cost-effective healthcare services in the communities we serve. The key elements of our business strategy are:

Enhance the quality of healthcare at the local level

     Each and every small facility in a suburban or rural setting faces the continual challenge of providing for the healthcare needs of its patients. In most communities, the availability of primary care and specialized physicians, diagnostic services and general surgical services which we provide is a dramatic improvement over the current level of healthcare. Each of our facilities will be viewed as surgical centers, clinics, and diagnostic centers with beds. We will also be developing a network strategy so that we have leverage in a local market where patients can have a combination of easy access and quality service. In a network environment we can afford to offer low acuity and high quality service before a patient has to travel long distance for basic medical and surgical services. As such, we will concentrate on significantly enhancing outpatient services, short stay hospitalization, focused outpatient technology and primary care, with levels of patient satisfaction generally associated with outpatient centers, which are generally higher than Hospitals.

Provide expert management to suburban and rural settings

     The healthcare management team assembled by us will rival any in the industry. Collectively, we have hundreds of years of single and multi-facility executive experience, small and large hospital administrative experience, and top-line and cost management expertise. Generally, hospitals of this size cannot afford or attract this caliber of talent. Our facilities will enjoy the benefits from both having this talent applied directly to their operations, and the mentoring this talent will bring to the existing department heads and employee base.

Establish   relationships  with  non-urban  hospitals  and  tertiary  healthcare organizations

     Major surgical procedures should be performed by those who do them often and do them well. Tertiary services cannot be provided in small rural facilities and should never be attempted. A relationship with the appropriate secondary and tertiary organization and/or network may provide the best solution to several challenges the non-urban hospital faces. In our plan, we would expect to have our physician recruitment supplemented by the resources of the organizations with which we have relationships. We would expect to be included in the managed care networks of our partner and we expect to provide a high quality option to our community for secondary and tertiary services.

Nurture strategic partnerships with physicians

     We intend to recruit and retain quality physicians for our medical staffs and maintain their loyalty to our facilities by equipping our facilities with the appropriate levels of technology, provide access to training programs to educate physicians, provide an atmosphere of convenience and access for the physician and their patients.

Expand surgical, diagnostic and clinic services in each facility

     Every facility will be continually evaluated to ensure that the complete suite of offerings of outpatient surgery, imaging and clinic services are available on an ongoing basis. Our ancillary services will be able to well serve our tertiary partners to diagnose potential medical issues that require a higher level of care and our surgical options will be continually expanded to meet the needs of the communities we serve.

Strengthen facilities' financial capability to ensure quality healthcare for the entire community

     Our hospitals and networks should operate profitably. As with most successful businesses, attention to detail will be the standard that drives operational excellence. We will implement appropriate reporting systems to continually measure performance to improve billing and collections, purchasing and resource consumption, revenue and expense control.

     The business strategies outlined above are certainly designed to provide for a high quality company offering and delivering high quality patient care with respect and compassion. We also expect these strategies to provide for increased profitability by:

Growing Revenues

     o    Increased direct physician recruitment.

     o Increased physician presence via affiliation arrangements with urban tertiary care systems.

     o    Focus on surgery, primarily outpatient surgery.

     o    Enhanced access to managed care via affiliation arrangements.

Controlling Costs

     o Implementing internal measurement reporting for all major areas of expenses including salaries, wages and benefits, supplies, malpractice insurance, and purchased services.

     o Utilize the CAdRe product available from an affiliate to improve, optimize and control supply expenses.

     o Establishing standards for cost per adjusted admission and ratios to net revenue and operating within those standards.

     o    Standardizing   receivables   management  processes  to  promote  best
          practices, accelerate cash collections and reduce bad debts expenses.

Debt Service and Capital Expenditures.

     o Our goal is to ensure that we generate more than sufficient EBITDA to service access to adequate capital to fund the growth of the business, including the issuance of long term debt securitized by our assets.

     o We will use capital wisely to enhance our facilities, grow our revenues and improve our productivity.

     Suburban and rural hospitals face very challenging times in today's healthcare arena. By providing a host of new resources, and creating a network with the focus on high quality product lines that reduce the out migration to urban medical centers, as well as superior talent and management expertise. We can offer this type of hospital a unique opportunity to become part of a network. This type of offering may very well be the salvation that many small community hospitals need to meet the continual needs of their communities and to fulfill their mission.

Target Markets - Texas and Oklahoma

     In Texas and Oklahoma there are dozens of major markets such as Houston, Dallas, Austin, San Antonio, Lubbock, Midlands/Odessa, Amarillo, Longview, Tulsa and Oklahoma City. Surrounding these major urban areas are ever-growing suburban and rural areas with populations of ten thousand to fifty thousand people. In each of these two states, we have and continued to evaluate the surrounding cities and towns of the major urban areas, the smaller suburban, rural and specialty hospitals that currently exist and the availability of local healthcare leadership. In several of these locales, a void for healthcare exists. We then develop a plan.

Target Market and Acquisitions - Oklahoma City

     Oklahoma City is at the center of an emerging spirit of growth that has revitalized and transformed this once frontier town into the envy of the Southwest. Offering the friendliness and charm of a small southern city within its rather large 625 square miles, Oklahoma City is a unique blend of contemporary and historical sensibilities. Over 1 million residents have made their homes in Oklahoma City and the surrounding metro area. Known primarily for its legendary cowboy heritage and frontier spirit, Oklahoma City has revitalized its historic past while reinventing its vision for the future.

     In December of 1993, the residents of Oklahoma City voted to invest a quarter of a billion dollars to renovate the downtown entertainment district and to promote tourism. Known as the MAPS project, Oklahoma City has completed a mile long pedestrian canal meandering through turn-of-the-century industrial buildings and warehouses, called Bricktown. Residents and tourists alike enjoy spending summer evenings cheering for their top ranked AAA baseball team, the Oklahoma Redhawks, at the newly constructed Southwestern Bell Bricktown Ballpark. The completely renovated Bricktown arts and entertainment district is easily accessible on a water taxi or travel the vintage-style trolley transportation system, known as the Oklahoma Spirit. The Myriad Botanical Gardens feature a beautifully lush landscape winding around a picturesque sunken lake. If you haven't been to Oklahoma City lately, you will be surprised at the transformation.

     Healthcare for this area is provided by three (3) major healthcare systems and a significant number of rural facilities surrounding Oklahoma City. The three major systems are the Integress Healthcare System, the HCA Presbyterian Systems and the Saint Anthony's Healthcare System. Each competes to provide high quality healthcare concentrating on major surgical programs, predominantly surgical procedures for cardiology and cancer. Each system relies on referrals from the surrounding rural communities and many via affiliation agreements. Healthcare starts with the patient and the physician, specialized care even more so. Further, various specialties tend to rely on each other for coverage and to best serve the overall need of the patient. Small (50 beds or so) acute hospitals specializing in surgery should be highly focused and offer that narrow range of services that best contains the patient for both the acute and chronic need (i.e. diagnostics, orthopaedic surgery, inpatient rehabilitation, outpatient therapy, pain management services).

     The general strategy to be employed in Oklahoma will be similar to that of every market we target, namely to identify local healthcare leaders that are highly regarded and well respected within the healthcare community, and have knowledge of assets that can be acquired and whose performance can be improved. We will understand the major healthcare systems and their current strategy, the leaders and their options. We will know the specialty physician leaders, their primary care relationships and the need for specialized services as well as a specialized network in that community.

     In the case of Oklahoma City, we are fortunate to have identified Tom Rice. Tom is a seasoned hospital executive who has been integrally involved in expanding hospital operations in Houston and Austin, Texas and Oklahoma City. Tom is completely familiar with the Oklahoma City healthcare landscape, including the hospital community, competition, strengths and weaknesses of the current systems, as well as the physicians, their practice patterns, loyalties, likes and dislikes. In particular, he restructured Integress Healthcare Systems in Oklahoma City and led them to many years of growing profitability and prominence. Tom, who currently lives in Oklahoma City, will be the President of our healthcare facilities organization.

     The three (3) major systems in Oklahoma City are Integress Healthcare Systems, HCA Presbyterian and St. Anthony's. Each is a large multi-facility integrated delivery network ("IDN") with similar strategies. Integress is the strongest IDN in Oklahoma City with dominant inpatient specialty programs (cardiac, cancer, transplants), and has actively purchased physician practices in the last several years. HCA Presbyterian partners with the Oklahoma University Medical Center and had planned on expanding in and around the Oklahoma City area. We understand however, their initial strategy to establish or acquire facilities in and around Oklahoma City has been abandoned. St. Anthony's has three locations in Oklahoma City and is struggling to receive a greater share of referrals for major services in cardiology and cancer treatment.

     With leadership in place, both for operations and development, and an understanding of the Oklahoma City market, laid our strategy out in phases. The phased approach is to provide both logic and credibility to our organization in the eyes of the medical community and those whom we must partner with to grow in the market. Our approach will include:

PHASE I ACQUISITIONS

     In Phase I we acquired control of The Physicians Hospital of Oklahoma, Vantage Open MRI Center, Northwest Surgical Hospital, (which acquired TPG MRI's 3 MRI business units) and St. Anthony's North Surgical Center. This group of acquisitions are collectively referred to as the "Oklahoma City Market Acquisitions" and/or the "Phase I Acquisitions" throughout this offering memorandum. As outlined below, Membership Interest Purchase Agreements have been executed covering each of these acquisitions, which we have closed in escrow pending completion of the bond issue described in this offering memorandum. Each escrow includes deposit of instruments of assignment, promissory notes, and various closing certificates and related information, and in the case of the Physicians Hospital of Oklahoma and Northwest Surgical Hospital, warrants to purchase shares of our parent company.

     By consummating the Phase I Acquisitions, we expect to establish a network of focused acute care facilities in Oklahoma City in the most rapidly growing part - south Oklahoma City. We plan to complement this network by the facilities in the Phase I Acquisitions on the north side of Oklahoma City and continue a relationship with the area's most rapidly growing physician practice, The Physicians Group (TPG) which will remain a part owner of several of the facilities. The Phase I Acquisitions will provide us with credibility in the market and provide an immediate relationship with St. Anthony's, a twenty percent owner of St. Anthony's North Surgical Center. Shortly after consummation of this offering, we plan on developing an affiliation agreement with St. Anthony's that will allow the Phase I Acquisitions facilities to participate in the St. Anthony's network in Oklahoma City, thereby providing access to managed care. Thus, our operating, physician and managed care strategies will come together as one overall service package.

The Phase I Acquisitions are summarized below:

Physicians Hospital of Oklahoma and Vantage Open MRI Center

     o We organized PHO, LLC, an Oklahoma limited liability company, wholly-owned by our subsidiary, Oklahoma Hospital Solutions, LLC to acquire all of the ownership interests in Physicians Hospital of Oklahoma and Vantage Open MRI Center. The real estate associated with both the hospital and MRI are currently owned by Mediplex Group, LLC, an Oklahoma limited liability company, while the operations of the hospital are owned by Center for Special Surgery, LLC. The operations of the MRI are owned by Vantage Open MRI, LLC.

     o Under the Membership Interest Purchase Agreement, PHO acquired 100 percent of the ownership interests in Mediplex, Center for Special Surgery and Vantage Open MRI for a combined purchase price of $32 million - $25.5 million for Physicians Hospital of Oklahoma and $6.5 million for Vantage Open MRI Center. Financing costs of $1.5 million bring the total cost of the acquisition of Physicians Hospital of Oklahoma and Vantage Open MRI to $33.5 million. Upon closure of this offering, we expect that the assets and/or business of Vantage Open MRI will be transferred to the Center for Special Surgery.

     o Upon closure of this offering, we expect to re-syndicate the ownership of Mediplex Group and the Center for Special Surgery, such that The Physicians Group practice may own up to 20 percent of these entities. PHO, LLC will own the remaining interests in these entities.

TPG Hospital and TPG MRI

     o We organized Northwest Hospital Solutions, LLC, an Oklahoma limited liability company wholly-owned by Oklahoma Hospital Solutions to acquire 60 percent of the ownership of TPG Hospital, LLC, including the MRI imaging center, for $42 million in cash and warrants to purchase 7.5 million shares of restricted stock of our parent at an exercise price of $2 per share. Current investors in the limited liability companies that own collectively 100% of TPG Hospital (OKC Specialists, LLC and Primary Care Physicians, LLC) include as its Members surgeons affiliated with The Physicians Group practice, as well as non-affiliated surgeons.

     o The purchase price reflects a total value of $70 million exclusive of the value of stock warrants of our parent. Financing fees will add another $3 million to the acquisition cost. Since exercise of the warrants for the purchase of restricted stock of our parent will not occur unless our parent's stock price surpasses $2 per share, no additional value was assigned to that portion of this transaction.

     o OKC Specialists, LLC, comprised of primary care physicians who are members of The Physicians Group practice and other primary care physicians, have retained a 35.3 percent ownership position in TPG Hospital, and Primary Care Physicians, LLC, comprised of specialists who are members of the Physicians Group practice and other physicians, has retained a 4.7 percent ownership position.

St. Anthony North Ambulatory Surgical Center

     o Northwest Hospital Solutions also acquired 60 percent of the Membership Interests of St. Anthony North Ambulatory Surgical Center, LLC, which owns St. Anthony North Surgical Center, for $18 million, from OKC Specialists, LLC.

     o The purchase price reflects a total value of $30 million. Financing fees will add another $1 million to the acquisition cost. o OKC Specialists and FPP, Inc. each have retained a 20 percent ownership interest in St. Anthony North Ambulatory Surgical Center.

     The total purchase price for the Oklahoma City Market Acquisitions, including financing costs was $97.5 million. Based on this total price, the assumed value of the Oklahoma City Market Acquisitions was $137.5 million, including financing costs, as detailed in the table below:


                          PHASE I ACQUISITIONS SUMMARY1

                        Physicians    Vantage       TPG           St. Anthony
                        Hospital      Open MRI      Hospital      North
                        of Oklahoma   Center        and MRI       ASC          TOTALS
                        -----------   --------      ---------     --------     ------
Purchase Price          $ 25,500,000  $  6,500,000  $ 42,000,000  $ 18,000,000  $ 92,000,000

Estimated Financing

Costs                      1,000,000       500,000     3,000,000     1,000,000     5,500,000

Total Acquisition Cost    26,500,000     7,000,000    45,000,000    19,000,000    97,500,000
                        ------------  ------------  ------------  ------------  ------------

Ownership Percentage     100%          100%          60%           60%

Assumed Value at 100%   $ 26,500,000  $  7,000,000  $ 73,000,000  $ 31,000,000  $137,500,000
 Plus Financing Fees
 of All Membership
 Interests

1 The Company reserves the right to substitute other healthcare facilities similar to those listed above as targeted acquisitions at any time prior to closing of this offering.



VALUATIONS

     The Company has retained Assisted Care Solutions, LLC, ("ACS") to provide an independent fair market value assessment of the Phase I Acquisitions based upon a methodology including a review of health care literature to assess recent industry trends regarding the lease and acquisition of hospitals in small communities and comparability data regarding the acquisition of similar hospitals during 2002. As a result of its analysis, ACS has determined that the valuation range of these acquisitions is currently $180 - $220 million. A copy of the detailed ACS valuation report is available upon written request to us.

DESCRIPTION OF PHASE I ACQUISITIONS

Physicians Hospital of Oklahoma/Vantage Open MRI Center

     o Mediplex Group, LLC, and Center for Special Surgery, LLC, both Oklahoma limited liability companies, were established by overlapping groups of 24 physician investors who recognized that health care facilities on the south side of Oklahoma City were inadequate to meet growing community demand for health care services.

     o Originally licensed as a psychiatric facility, the building which houses the hospital was purchased by Mediplex in 1997 and subsequently renovated, expanded and equipped to accommodate 26 medical/surgical and 20 rehabilitation beds, 8 operating rooms and a full range of inpatient and outpatient ancillary services including emergency services, physical therapy, occupational therapy, diagnostic imaging, laboratory services and pharmacy services. The 85,039 square foot facility opened as a licensed acute care hospital in 1999. Hospital operations are owned by the Center for Special Surgery.

     o Vantage Open MRI Center, LLC, owns and operates a freestanding MRI center located in 7,000 square feet of leased space in a building owned by Mediplex and located on the campus of Physicians Hospital of Oklahoma.

     o In July 2002, we signed a letter of intent with Mediplex and Center for Special Surgery to acquire the Physicians Hospital of Oklahoma and Vantage Open MRI. As part of the acquisition, we entered into an agreement to provide management services pending the acquisition.

The Physicians Group, PLLC/TPG MRI Center

     o The Physicians Group, L.L.C., is an Oklahoma limited liability company formed in 1996 under the name Oklahoma Sports Science & Orthopedics
          (OSSO) to provide the infrastructure necessary to support the growth and development of a small, dynamic group of orthopedic surgeons committed to the provision of high quality, cost-effective care for their patients. A fundamental goal of OSSO was to expand its ownership to include primary care physicians. This goal was realized in October 1999 when the first group of primary care physicians joined the organization. As part of this transaction, the name of the organization was changed to The Physicians Group, LLC.

     o The Physicians Group practice has grown to include 45 physicians with offices located throughout the Oklahoma City area. o In June 2002, The Physicians Group expanded its operations to include a freestanding magnetic resonance imaging (MRI) center - including one open MRI and two extremity MRI's - located in central Oklahoma City on the St.
          Anthony North campus in 3,689 square feet of space leased from St. Anthony Hospital.

     o Day-to-day management of the imaging center is provided by OMS, a separate corporation formed by several The Physicians Group physicians to provide administrative, management, billing and collections, business development and human resource support to The Physicians Group practice sites, health care facilities associated with The Physicians Group physicians and other health care organizations.

St. Anthony North Ambulatory Surgical Center, LLC

     o St. Anthony North Ambulatory Surgical Center, LLC, (SAN ASC) was organized to operate the St. Anthony North Surgery Center which opened in June 1998. Located in central Oklahoma City, the facility includes 4 operating rooms and 2 pain management suites.

     o OKC Specialists, LLC, comprised of orthopedic surgeons who are also members of The Physicians Group practice, own 80 percent of SAN ASC and the remaining 20 percent is owned by FPP, Inc., an affiliate of SSM Health Care of Oklahoma, Inc., the owner of St. Anthony Hospital. Through another affiliate, St. Anthony leases the 14,992 square feet of space occupied by the ambulatory surgery center to SAN ASC. The Physicians Group practice also leases the second floor of this building to accommodate about half of the orthopedic surgeons who are members of the group.

     o    We also provide management services for the ambulatory surgery center.

TPG Hospital, LLC

     o Selected physicians in The Physicians Group practice and other non-affiliated physicians are individual investors in the limited liability companies (OKC Specialists, LLC and Primary Care Physicians,
          LLC) which own TPG Hospital, LLC, d/b/a Northwest Surgical Hospital, a 9-bed inpatient and outpatient surgical hospital located in northwest Oklahoma City. TPG Hospital acquired the 15,320 square foot hospital facility and license in May 2001. The facility was first licensed in 1993.

     o    Management of the hospital is provided by us.


PHASE II ACQUISITIONS

     As part of our growth strategy, we plan to acquire additional healthcare facilities consistent with our overall corporate philosophy that are similar to the healthcare subsidiaries which we expect to finance with the bond proceeds not used for the payment of the debt incurred to acquire our healthcare subsidiaries, expenses of the offering or working capital for us and our healthcare subsidiaries. Approximately $140 million of the bond proceeds will be held in a separate account, to be released to us in tranches to fund up to eighty-five percent of the cost of each of the Phase II Acquisitions. In order to requisition the bond proceeds held in the separate account to fund a Phase II Acquisition healthcare facility, we will be required to provide a disbursement agent appointed by the initial purchaser of the bonds for release of bonds proceeds set aside for Phase II Acquisitions with an executed Letter of Intent and a Business Analysis detailing the profile of the healthcare facility proposed to be acquired. The disbursement agent will review the Business Analysis and Letter of Intent we provide and determine whether or not the healthcare facility profile is consistent with our overall strategy and corporate philosophy.

COMPETITION

     The market for healthcare facilities ownership, operation and management is rapidly evolving and intensely competitive.

     We anticipate that the companies providing direct competition to IHI will, for the most part, be small, regional, privately-owned and/or managed groups that have three (3) to four (4) hospitals within their organization. Larger companies such as Life Point Hospitals Inc., Province Healthcare and Community Health Systems, Inc. will more than likely continue to own, operate and manage hospitals larger than the fifty (50) or less bed hospitals on which IHI plans to focus. Notwithstanding this expectation, these larger companies could alter their current strategies and enter competition in the market for smaller hospitals at any time.

     Also,  several  organizations  that develop and/or acquire  hospitals fifty
(50) or less beds are doing so with the intention of providing specialized services focused on a single product line and/or disease state. We do not believe we compete with these organizations, and in certain locations may even develop mutually beneficial relationships with such organizations.

     Recently the healthcare industry, including our company, has experienced increased competition for patients and staff physicians, excess capacity at general hospitals, a shift from inpatient to outpatient treatment settings and increased consolidation. This increased competition has led to increased emphasis on the use of alternative healthcare delivery systems, such as home health services, outpatient surgery and emergency and diagnostic centers. Consequently an increasing number of conditions are being treated and certain procedures being performed outside or general hospitals, which has reduced the number and the length of general hospital stays, led to a higher acuity level for patients who are admitted to general hospitals and resulted in higher costs. The principal factors contributing to these trends are advances in medical technology and pharmaceuticals, cost-containment efforts by governmental payors, managed care payors, employers and traditional healthcare insurers, changes in regulations and reimbursement policies, increases in the number and type of competing healthcare providers and changes in physician practice patterns. We expect these trends and factors to continue and believe our business strategy and focus on smaller and specialty hospitals positions us to take advantage of the increased demand for alternative healthcare delivery systems. There can be no assurance that these trends will not adversely affect us and our results of operations.

     Competition is likely to intensify as the Company's market matures. As competitive conditions intensify, competitors may:

     o Enter into strategic or commercial relationships with larger, more established healthcare companies;

     o    Secure services and products from suppliers on more favorable terms;

     o    Devote greater resources to marketing and promotional campaigns; and

     o Devote substantially more resources to acquisition of non-urban healthcare facilities.

     Many of the Company's existing and potential competitors have longer operating histories in the healthcare facilities market, greater name recognition, and greater financial, technical and marketing resources than the Company. As a result of these factors, the Company's competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their facilities and services and make more attractive offers to prospective acquisition targets and suppliers, potential employees and strategic partners. The Company cannot assure that it will be able to maintain or expand its position in this competitive market. The Company may not be able to compete successfully against current and future competitors and competition could result in reduced revenues, gross margins and operating margins and/or loss of market share.

MANAGEMENT

     We are managed by IHC Management, LLC, ("IHC") a Sarasota, Florida based limited liability Company controlled by Norman R. Dobiesz and Samuel A. Greco, our Chairman and President, respectively. Each of Messrs. Dobiesz and Greco are employees of V-GPO under ten-year employment contracts to permit their participation in various employee benefit programs of V-GPO but expect to be compensated for their services from IHC under ten year agreements with IHC which will provide headquarters, administrative and general management services to our healthcare subsidiaries.

Norman R. Dobiesz

     Mr. Dobiesz is a founder of V-GPO and serves as our Chairman and CEO and Chairman and CEO of V-GPO. He has been the founder, owner and operator of several companies in the healthcare, environmental and telecommunications business and has successfully led certain of those companies from formation to becoming publicly traded organizations.

Samuel A. Greco

     Mr.  Greco  is  a  healthcare   executive  with  over  twenty-five   year's
experience. He was the Sr. Vice President for Financial Operations for Columbia/HCA and its predecessor companies for almost ten years. As such, Mr. Greco managed and led virtually all areas of hospital, home care, and surgical center operations and established supply chain management as a strategically important area of focus within the healthcare industry. Mr. Greco was largely responsible for providing significant cost savings and the resulting profitability of Columbia. Mr. Greco is a founder of V-GPO and presently it's President and COO, and functions as our President and COO.

     Each  healthcare  subsidiary  that we do not  wholly  own  (initially,  TPG
Hospital, LLC and St. Anthony North Ambulatory Surgical Center, LLC, each of which is sixty percent owned by us) has appointed our wholly-owned subsidiary, Oklahoma Hospital Solutions, Inc. ("OHS") to act as Manager. The Board of Directors of OHS consists of five members -- three representing our ownership interests and two representing the interests of the forty percent owners. The owners of the healthcare subsidiaries we do not wholly own authorized OHS to enter into a ten-year management agreement with IHC to provide headquarters, administrative and general management services for the healthcare subsidiaries under the direction of OHS for the healthcare subsidiaries that are not wholly owned by us. IHC will initially receive a fee of approximately seven percent of the revenues of each healthcare facility for which it provides services plus expenses unless changed by OHS and IHC.

     Each of the healthcare subsidiaries will also have a medical staff of appropriately licensed practitioners whose credentials and privileges will be governed by Medical Staff By-Laws of the healthcare facilities.

     The healthcare subsidiaries will employ and pay additional managers which we expect will initially include Edwin E. Carty, Jr., Michael J. Kuhn, Dr. Herbert Y. Wong, Ph.D. and Thomas R. Rice, as well as healthcare professionals who have or will provide services to the healthcare subsidiaries.

Edwin E. Carty, Jr.

     Mr. Carty will be a Vice President responsible for all contracting and related cost management for the healthcare facilities. Mr. Carty has over twenty years experience in the healthcare industry and has lead the Group Purchasing Industry by establishing the materials management programs for National Medical Enterprises (today Tenet) that lead to their GPO (Broadlane) and Columbia/HCA that lead to their GPO (HealthTrust). Mr. Carty was the Vice President of Materials Management for Columbia for almost ten years.

Michael J. Kuhn

     Mr. Kuhn will be a Vice President responsible for initiating all reporting with the healthcare facilities, productivity, managing and financing risk and hospital information systems. Mr. Kuhn has almost twenty years experience as a hospital CEO and COO and had been the Vice President at Columbia for almost ten years in charge of risk management and financing, information systems and productivity.

Dr. Herbert Y. Wong, Ph.D.

     Dr. Wong has been a healthcare strategist for over twenty years serving as a major architect for the strategies of American Medical International, Inc. (Tenet) and Columbia/HCA. Dr. Wong has also founded consulting organizations to serve healthcare providers and pharmaceutical companies as a strategist and facilitator to develop and implement their organizations. As consultant to hospital associations, he has become very familiar with the Texas and Oklahoma market. Dr. Wong will serve as our chief strategist and will be responsible for network development. Dr. Wong has analyzed various healthcare markets throughout the world, the nation and with particular interest in the southwest region.

Thomas R. Rice

     Mr. Rice is a seasoned healthcare executive and recognized leader of hospitals, IDN's and hospital companies within the industry. Mr. Rice had lead HEI, a propriety hospital in Houston, Texas, from relatively poor performance to profitability and later sale to Columbia/HCA. As the Senior Vice President of St. David's Healthcare System in Austin, Texas he is credited with returning them to a leadership role in healthcare in that community. Mr. Rice is the reason that Integress Healthcare System in Oklahoma City is considered the healthcare community leader. His hospital operations skills, respect of the medical community and knowledge of that and surrounding markets places him a position to consult and serve the hospital and physician in Oklahoma today. Mr. Rice will be responsible for operating and growing that market. Mr. Rice will utilize his knowledge of physician practice patterns in the Oklahoma City market and specifically organize a south Oklahoma City strategy to attract the healthcare business of South Oklahoma City residents, who are currently being served by facilities in North Oklahoma City, to our south-side hospital acquisition, Physician's Hospital of Oklahoma.

LEGAL PROCEEDINGS

     There is no known litigation pending against us. The following actions are pending regarding our parent:

     1. In April, 2003, a Texas State Court entered an Interlocutory Judgment Order against V-GPO in the approximate amount of $406,000 in favor of the Landlord of space formerly leased by V-GPO in Dallas, Texas for rent allegedly due and unpaid. V-GPO filed a Notice of Appeal.

     2. In March, 2003, V-GPO entered into a Settlement Agreement relating to litigation filed in Federal Court, Northern District of Illinois, by a former customer alleging breach of contract. Under the Settlement, V-GPO paid $2,500 for computers it used that were provided by the customer and exchanged General Releases with the customer.

     3. In November 2002, V-GPO and a former financial advisor were named as Defendants in a Summons and Complaint filed by a private lender in the United States District Court, Southern District of New York, seeking damages of approximately $260,000 plus interest and attorney's fees, an accounting and rescission of certain corporate actions in connection with the alleged failure by V-GPO to pay amounts allegedly due under a Promissory Note in the principal amount of $200,000. In July, 2003, the action was discontinued by the Plaintiff without prejudice to its possible refiling.

                            DESCRIPTION OF THE BONDS

     You can find definitions of certain terms used in this description under the subheading "Certain Definitions." On this description, the word "IHI" refers only to International Healthcare Investments Ltd., Inc. and not to our parent or any of its subsidiaries. The word "guarantor" or "guarantors" refers only to the restricted subsidiaries and not our parent. "Our parent" refers to V-GPO.

     IHI will issue the bonds under an indenture between IHI and HSBC Bank USA, as trustee. The terms of the bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA").

     The following summary highlights certain material terms of the indenture. Because this is a summary, it does not contain all of the information that is included in the indenture. You should read the entire indenture, including the definitions of certain terms used below, because it, and not this summary, defines your rights as holders of the bonds.

BRIEF DESCRIPTION OF THE BONDS

     These bonds:

     o are equal in right of payment to all existing and future senior Indebtedness of IHI; o are senior in right of payment to all Indebtedness of IHI expressly subordinated in right of payment to the bonds; o mature on January 15, 2014; o bear interest at the rate of 12% per year from January 12, 2004, or from the most recent interest payment date to which interest has been paid or provided for; and

     o are unconditionally guaranteed by our wholly-owned guarantors and our parent.

     o are guaranteed by the guarantors that we do not wholly own up to the amount of the principal of the bonds utilized to pay the debt associated with acquisition of such healthcare subsidiary.

PRINCIPAL, MATURITY AND INTEREST

     IHI may issue bonds with a maximum aggregate principal amount of $275 million in the offering. IHI may issue additional bonds from time to time after this offering. The bonds and any additional bonds subsequently issued under the indenture will be treated as a single class for all purposes under the indenture including, without limitation, waivers, amendments, redemptions and offers to purchase. The bonds will mature on January 15, 2014. IHI will pay interest on January 15, 2005 and semiannually thereafter on July 15 and January 15 each year, beginning July 15, 2005 to the Person in whose name the bond or any predecessor bond is registered at the close of business on the January 1 or July 1 next preceding such interest payment date.

     Interest on the bonds will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     IHI will pay principal of, premium, if any, and interest on the bonds at the office of IHI in New York City maintained for such purposes, which is currently the corporate trust office of the trustee. You may exchange your bonds or register any transfer of bonds at that office as well. At the option of IHI, interest may be paid by check mailed to the registered address of the holder of the bonds.

     The bonds will be issued only in registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange or redemption of bonds, but IHI may require payment of an amount sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECURITY

     Within ninety days after issuance of the bonds, we expect that the bonds will be partially secured by a first mortgage on all real property and fixtures owned by the guarantors and a lien on certain equipment and accounts receivable of the guarantors subordinate to existing and future liens in connection with equipment and working capital financings. Prior to the delivery of the mortgages and liens: (i) the net proceeds from the sale of the bonds will be held in a separate account. Disbursements from the separate account will require the approval of a disbursement agent appointed by the initial purchaser of the bonds; and (ii) we will grant the initial purchaser of the bonds a lien on the net proceeds from the sale of the bonds less offering and related costs and expenses.

OPTIONAL REDEMPTION

     IHI does not have the right to redeem the bonds prior to maturity without the consent of the holders of the bonds

SINKING FUND

     The bonds will not be entitled to the benefit of any sinking fund.

GUARANTEES OF BONDS

     Except as described below, IHI shall cause each of its healthcare subsidiaries to become a guarantor under the indenture and shall cause our parent and each such guarantor to (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which our parent and each healthcare subsidiary that we wholly own shall unconditionally guarantee all of IHI's obligations under the bonds and the indenture and each healthcare subsidiary that we do not wholly own will unconditionally guarantee all of IHI's obligations under the bonds and the indenture up to the amount of the principal of the bonds utilized to pay the debt associated with acquisition of such guarantor on the terms set forth in the indenture and (b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such guarantor and constitutes a legal, valid, binding and enforceable obligation of such guarantor, subject to normal exceptions; PROVIDED, HOWEVER, that so long as no Default then exists or would arise therefrom, IHI may by an Officers' Certificate delivered to the Trustee, designate any guarantor as being exempted from the requirements of this Section (each such guarantor Subsidiary in respect of which such exemption is then in effect, an "Exempt Guarantor"), if at the date of the giving such notice the total consolidated assets of such guarantor and each other Exempt Guarantor calculated on the date of the giving of such notice in accordance with GAAP on a consolidated basis for such proposed Exempt Guarantor and all other Exempt Guarantors) does not exceed 20% of Total Assets of IHI on the date of the giving of such notice (and upon delivery of such Officers' Certificate to the Trustee such guarantee shall thereupon be so exempted).

     Our parent and the guarantors jointly and severally guarantee IHI's obligations under the bonds. Each guarantee will be equal in right of payment to all existing and future unsecured unsubordinated Indebtedness of our parent and each guarantor and senior in right of payment to all Indebtedness of our parent and each guarantor expressly subordinated in right of payment to the bonds. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

     Our parent and each guarantor that makes a payment or distribution of more than its proportionate share under a guarantee shall be entitled to a contribution from each of the other which has not paid its proportionate share of such payment or distribution.

     Under certain circumstances, IHI will be able to designate current or future healthcare subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the indenture.

     The indenture provides that so long as no Default exists or would exist, the bond guarantee issued by any bond guarantor and any Liens securing such guarantee shall be automatically and unconditionally released and discharged upon:

     (a) any sale, exchange or transfer to any Person that is not an affiliate of IHI of all of IHI's Capital Stock in, or all or substantially all of the assets of, such guarantor, which transaction is otherwise in compliance with the indenture; or

     (b) the designation of such guarantor as an Unrestricted Subsidiary or Exempt Subsidiary in accordance with the terms of the indenture.

RANKING

     The bonds and the guarantee of our parent and the guarantors will be general unsecured obligations of IHI, our parent and the guarantors, but the guarantees of the bonds by the guarantors are expected to be secured within ninety days after issuance of the bonds. The bonds will rank senior in right of payment to all existing and future obligations of IHI that are, by their terms expressly subordinated in right of payment to the bonds and PARI PASSU in right of payment with all existing and future unsecured obligations of IHI that are not so subordinated. The guarantees of our parent and each guarantor and will rank senior in right of obligation to all existing and future obligations of each of them that are, by their terms, expressly subordinated in right of obligation to such guarantee and PARI PASSU in right of obligation with all existing and future obligations of each of them that are not so subordinated.

     The bonds and each guarantee will be effectively subordinated to secured Indebtedness of IHI and the applicable guarantor to the extent of the value of the assets securing such Indebtedness.

     The bonds will also be effectively subordinated to all existing and future obligations (including Indebtedness) of our parent, any Unrestricted Subsidiaries and Exempt Guarantors. Claims of creditors of our parent and of these subsidiaries, including trade creditors, will generally have priority as to the assets of our parent and these subsidiaries over the claims of IHI and the holders of IHI's Indebtedness, including the bonds.

     Although the indenture limits the amount of Indebtedness that IHI and its guarantors may incur, such Indebtedness may be substantial and some of it may be secured Indebtedness.

CERTAIN COVENANTS

Limitation on Indebtedness

     Other than Permitted Indebtedness, IHI will not, and will not permit any of its guarantors to create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness, including any Acquired Indebtedness. However, if no Default or Event of Default has occurred and is continuing, IHI or any guarantor may incur Indebtedness, including Acquired Indebtedness, if at the time of the incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of IHI would have been at least 2.5 to 1 for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period, after giving pro forma effect to:

     (a) the incurrence of such Indebtedness and, if applicable, the application of net proceeds from the Indebtedness, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period;

     (b) the incurrence, repayment or retirement of any other Indebtedness by IHI and its guarantors since the first day of such four quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period, except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period; and

     (c) the acquisition, whether by purchase, merger or otherwise, or disposition, whether by sale, merger or otherwise, of any company, entity or business, including, without limitation, a Hospital, acquired or disposed of by IHI or its guarantors, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period.

     For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (n) of the definition of Permitted Indebtedness as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, IHI may, in is sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant; provided, however, that Indebtedness under any credit agreement outstanding on the date on which the bonds are first issued shall always be deemed incurred and outstanding under clause (a) of the definition of Permitted Indebtedness and IHI may not change the classification of such Indebtedness. This restriction will not apply to our parent.

LIMITATIONS ON US AND THE GUARANTORS

Limitations on Liens

     The indenture provides that, except for Permitted Liens, neither IHI nor any of the guarantors will issue, assume or guarantee any Indebtedness secured by Liens, except for Permitted Liens, upon any Hospital owned by IHI or a Restricted Subsidiary, unless the bonds shall be secured equally and rateably with (or prior to) such Indebtedness except that any security for the bonds will be subordinate to existing and future liens in connection with equipment and working capital financings of IHI and the Restricted Subsidiaries. This restriction will not apply to our parent.

Limitations on Sale and Lease-Back

     The indenture provides that neither IHI nor any of the guarantors will enter into any sale and lease-back transaction with respect to any Hospital with another person unless either:

     o IHI or the guarantor could incur Indebtedness secured by a Lien on the Hospital to be leased; or

     o within 120 days, we apply the greater of the net proceeds of the sale of the leased Hospital or the fair value of the leased Hospital, net of all bonds delivered under the indenture, to the voluntary retirement of our funded debt of the acquisition or construction of a Hospital.

     This sale and lease-back restriction will not apply to our parent.

Limitations on Guarantor Indebtedness and Preferred Stock

     The indenture provides that none of the guarantors may, directly or indirectly, create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of, or become responsible for the payment of, any Indebtedness or preferred stock except:

     o    Indebtedness outstanding on the date of the indenture;

     o    Indebtedness   representing   the   assumption  by  one  guarantor  of
          Indebtedness of another;

     o Indebtedness or preferred stock of any corporation or partnership existing when it becomes a guarantor;

     o Indebtedness of a guarantor arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letter of credit, surety bonds or performance bonds securing any of our obligations or those of our subsidiaries incurred or assumed in connection with the disposition of any business, property or subsidiary, except for the purpose of financing an acquisition, provided that the maximum aggregate liability does not exceed the gross proceeds from the disposition;

     o Indebtedness of a guarantor in respect of performance, surety and other similar bonds, bankers acceptances and letters of credit provided in the ordinary course of business.

     o Indebtedness secured by a Lien incurred to finance the purchase price or cost of construction of property or additions, substantial repairs, alterations or improvements, if the Lien and Indebtedness are incurred within 18 months of the later of the acquisitions or completion of construction and full operation or additions, repairs, alterations or improvements and the Lien does not relate to any other property;
     o permitted guarantor refinancing Indebtedness (as defined in the indenture);

     o Indebtedness of a guarantor to our parent, IHI or another subsidiary of IHI as long as our parent or IHI holds it; or

     o    any   obligation   pursuant  to  a  permitted   sale  and   lease-back
          transaction.

     This restriction on guarantor Indebtedness and preferred stock will not apply to our parent.

Exempted Transactions

     Even if otherwise prohibited by these limitations, if the aggregate outstanding principal amount of all other IHI Indebtedness and that of the guarantors subject to these limitations does not exceed 500% of our Consolidated Net Worth, then:

     o    IHI  or  any  of  its  guarantors  may  issue,   assume  or  guarantee
          Indebtedness secured by Liens;

     o IHI or any of its guarantors may enter into any sale and lease-back transaction; and

     o any guarantor may issue, assume or become liable for any Indebtedness or preferred stock.

EVENTS OF DEFAULT

     Under the indenture, an event of default applicable to the bonds means:

     o    failure to pay the principal of any bond when due;

     o failure to pay any interest on any bond when due, continued for 30 days;

     o failure to perform, or the breach of, any of our other applicable covenants or warranties in the indenture, continued for 120 days after written notice;

     o    events of bankruptcy, insolvency or reorganization; and

     o any other event of default provided in the indenture with respect to the bonds.

     If any event of default with respect to the bonds occurs and is continuing, either the Trustee or the holders of a at least 66-2/3% in aggregate principal amount of the outstanding bonds may declare the principal amount, or in the case of discount securities, a portion of the principal amount, of all the bonds to be due and payable immediately. The holders may, under certain circumstances, rescind and annul this acceleration prior to obtaining a judgment or decree.

     Other than the duties of the Trustee during a default to act with the required standard of care, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders shall have offered to the Trustee reasonable indemnity. Subject to these indemnification provisions, the holders of 66-2/3% in aggregate principal amount of the outstanding bonds may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the bonds.

     IHI will furnish the Trustee annually with a statement as to its performance of certain obligations under the indenture as to any default in its performance.

MODIFICATION AND WAIVER

     IHI and the Trustee may modify and amend the indenture which for certain events requires the consent of the holders of a majority in aggregate principal amount of the outstanding bonds. IHI must have the consent of the holder of each outstanding bond to:

     o change the stated maturity of the principal of, or any installment of interest on, any bond;

     o    reduce the principal or interest on any bond;

     o reduce the amount of principal of discount securities payable upon acceleration of the maturity;

     o    change the currency of payment of principal or interest on any bond;

     o impair the right to institute suit for the enforcement of any payment on or with respect to any bond; or

     o reduce the percentage of holders whose consent is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or certain defaults.

     The holders of a majority in aggregate principal amount of the outstanding bonds may, on behalf of all holders, waive any past default under the indenture with respect to the bonds. However, such holders may not waive a past default in the payment of principal or interest, or waive a covenant or provision that cannot be modified or amended, without the consent of the holders of the bonds.

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

     IHI may consolidate with or merge into, or transfer or lease its assets to, any person without the consent of the holders of any of the outstanding bonds under the indenture if:

     o the successor Person assumes IHI's obligations under the bonds and under the indenture;

     o after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

     o    other conditions are met as set out in the indenture.

     This restriction on consolidation, merger, sale or lease of assets will not apply to our parent.

DEFEASANCE

     IHI may be discharged from all obligations under the bonds and IHI will not be subject to the limitations in the indenture discussed in the above sections, if IHI deposits with the Trustee trust money or U.S. government obligations that are sufficient to pay all principal and interest on the bonds. IHI would deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not (1) cause the holders of the bonds to recognize income, gain or loss for United States income tax purposes or (2) result in the bonds no longer being PORTAL registered.

THE TRUSTEE

     The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of bonds, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

     If the trustee becomes a creditor of IHI or any guarantor, the indenture limits its rights to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign.

GOVERNING LAW

     The indenture, the bonds and the guarantees of the guarantors will be governed by, and construed in accordance with, the laws of the State of New York.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND OWNERS

     No director, officer, employee, manager, incorporator, organizer, shareholder or member of our parent, IHI or any guarantor, as such, shall have any liability for any obligations of IHI under the bonds, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of bonds by accepting a bond waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the bonds. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

BOOK ENTRY; DELIVERY AND FORM

     The bonds are being offered only to qualified institutional buyers in reliance on Rule 144A and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S. The bonds will only be issued in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples of $1,000. No bonds will be issued in bearer form. The bonds sold in the offering will be issued only against payment in immediately available funds.

     Except as described in the next paragraph, the bonds initially will be represented by a single, permanent global certificate in definitive fully registered book-entry form (the "Global Bond"). The Global Bond will be deposited upon issuance with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC. The Global Bond will be subject to restrictions on transfer set forth therein and will bear the legend regarding such restrictions set forth under "Novice to Investors."

     Bonds held by qualified institutional buyers who elect to take physical delivery of their certificates instead of holding their interest through the Global Bonds (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer to a QIB (as defined herein) of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Certificates previously have been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Bond. For a description of the restrictions on the transfer of Certificated Securities and any interest in Global Bonds, see "Notice to Investors."

The Global Bond

     IHI expects that pursuant to procedures established by DTC:

     o upon the issuance of the Global Bond, DTC or its custodian will credit, on its internal system, the principal amount of bonds of the individual beneficial interests represented by such global securities to the respective accounts of persons who have accounts with such depository; and

     o ownership of beneficial interest in the Global Bonds will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Bond will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs may hold their interests in the Global Bond directly through DTC if they are participants in such system or directly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the bonds, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the bonds represented by such Global Bonds for all purposes under the indenture governing the bonds. No beneficial owner of an interest in any of the Global Bonds will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the bonds.

     Payments of the principal of, premium (if any) and interest (including Additional Interest) (as defined) on the Global Bond will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of our parent, IHI, the guarantors, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment of principal, premium (if any) or interest (including Additional Interest) in respect of the Global Bond, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Bond as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Bond held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell bonds to persons in states which require physical delivery of the bonds, or to pledge such securities, such holder must transfer its interest in the Global Bond, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture governing the bonds.

     DTC has advised us that it will take action permitted to be taken by a holder of bonds (including the presentation of bonds for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Bond are credited and only in respect of such portion of the aggregate principal amount of bonds as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture governing the bonds, DTC will exchange the Global Bond for Certificated Securities, which it will distribute to its participants and which will be legended as set forth under "Notice to Investors."

     DTC has advised us as follows: DTC is a limited purpose company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Bond among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

     If DTC is at any time unwilling or unable to continue as a depository for the Global Bond and we do not appoint a successor depository within 90 days, Certificated Securities will be issued in exchange for the Global Bond, which certificates will bear the legends referred to under "Notice to Investors."

EXCHANGE OFFER

     The summary set forth below of certain provisions of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, a copy of which will be made available to prospective purchasers of the bonds upon request to us.

     We will use our best efforts to file with the Commission a registration statement on an appropriate form under the Securities Act (the "Exchange Offer Registration Statement") with respect to an offer to exchange each of the bonds (the "Exchange Offer") for our senior debt securities with terms substantially identical to the bonds (the "Exchange Bonds") (except that the Exchange Bonds will not contain transfer restrictions) and to offer to the holders of the bonds who are able to make certain representations the opportunity to exchange their bonds for Exchange Bonds. If:

     o we are not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy;

     o the Exchange Offer is not for any other reason consummated within 220 days after the filing of the Exchange Offer Registration Statement;

     o    any holder of bonds  notifies us within a  specified  time period that
          (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer (b) due to a change in law or policy it may not resell the Exchange Bonds acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (c) it is a broker-dealer and owns bonds acquired directly from us or an affiliate of ours; or

     o the holders of a majority of the bonds may not resell the Exchange Bonds acquired by them in the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws;

we will terminate or withdraw the Exchange Offer as to any or all of the holders of the bonds.

     Each holder of bonds that wishes to exchange notes for Exchange Bonds in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Bonds to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Exchange Bonds and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     Under existing Commission interpretations, the Exchange Bonds would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; PROVIDED, HOWEVER, that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act must be delivered upon resale by such broker-dealers in connection with resales of the Exchange Notes. We will for a period of 180 days after consummation of the Exchange Offer, make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Bonds acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act.

     If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Bonds. If the holder is a broker-dealer that will receive Exchange Bonds for its own account in exchange for bonds that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds.

     We will pay all expenses incident to the Exchange Offer. We will agree that:

     o unless the Exchange Offer would not be permitted by applicable law or Commission policy, we will use our reasonable best efforts to file the Exchange Offer Registration Statement with the Commission on or prior to 30 days after distribution to us and use of all proceeds of the bonds including the proceeds to be utilized for the Phase II Acquisitions; and

     o unless the Exchange Offer would not be permitted by applicable law or Commission policy, we will commence the Exchange Offer and use our reasonable best efforts to issue, on or prior to 220 days after the filing of the Exchange Offer Registration Statement; Exchange Bonds in exchange for all bonds tendered prior thereto in the Exchange Offer.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person:

          (a) existing at the time such Person becomes a Restricted  Subsidiary;
     or

          (b) assumed in connection with the acquisition of assets constituting substantially all the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business from such Person.

     Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

     "AVERAGE LIFE" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing:

          (a) the sum of the products of (1) the number of years from the date of determination to the date or dates of such successive scheduled principal payment, including, without limitation, any sinking fund requirements, of such Indebtedness multiplied by (2) the amount of each such principal payment by;

          (b) the sum of all such principal payments.

     "BOND GUARANTEE" means any guarantee of the obligations of IHI under the indenture and the bonds by any Restricted Subsidiary or our parent in accordance with the provisions of the indenture.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, partnership interests, participation, rights in or other equivalents, however designated, of such Person's capital stock, and any rights, other than debt securities convertible into capital stock, warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of the indenture.

     "CAPITALIZED LEASE OBLIGATION means, with respect to any Person, any obligation of such Person under a lease of, or other agreement conveying the right to sue, any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "CONSOLIDATED ADJUSTED NET INCOME" means, for any period, the consolidated net income (or loss) of IHI and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication:

          (a) any net after-tax extraordinary gains or losses, less all fees and expenses relating thereto;

          (b) any net after-tax gains or losses, less all fees and expenses relating thereto, attributable to asset dispositions other than in the ordinary course of business;

          (c) the portion of net income (or loss) of any Person, other than IHI or a Restricted Subsidiary, including Unrestricted Subsidiaries, in which IHI or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to IHI or any Restricted Subsidiary in cash dividends or distributions during such period; and

          (d) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, except to the extent of the amount of cash dividends or other distributions actually paid to IHI or a Restricted Subsidiary not subject to such restriction by such Restricted Subsidiary during such period.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" of IHI means, for any period, the ratio of:

          (a) the sum of Consolidated Adjusted Net Income and, to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges, less all non-cash items increasing Consolidated Adjusted Net Income, in each case, for such period to

          (b) the sum of (1) Consolidated Interest Expense and (2) cash dividend payments on preferred stock of IHI or any Restricted Subsidiary and non-cash dividends due on preferred stock of any Restricted Subsidiary for such period.

     "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, the provision for federal, state, local and foreign income taxes of IHI and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, without duplication, the sum of:

          (a) the interest expense of IHI and its Restricted Subsidiaries for such period, including, without limitation,

               (1) amortization of debt discount,

               (2) the net cost/benefit of Interest Rate Agreements, including amortization of discounts,

               (3) the interest portion of any deferred payment obligation,

               (4) commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers acceptance financing and similar transactions, and

               (5) amortization of debt costs, plus

          (b) the interest component of Capitalized Lease Obligations of IHI and its Restricted Subsidiaries during such period; plus

          (c) the interest of IHI and its Restricted Subsidiaries that was capitalized during such period; plus

          (d) interest on Indebtedness of another Person that is guaranteed by IHI or any Restricted Subsidiary or secured by a Lien on assets of IHI or a Restricted Subsidiary, to the extent such interest is actually paid by IHI or such Restricted Subsidiary, in each case as determined on a consolidated basis in accordance with GAAP.

     PROVIDED that

          (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and

          (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro form a basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     Notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Interest Rate Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement.

     "CONSOLIDATED  NET  WORTH"  means  the  total of the  amounts  shown on the balance sheet of IHI and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of IHI ending prior to the taking of any action for the purpose of which the determination is being made, as:

          (a) the aggregate paid-in capital relating to such Capital Stock; plus

          (b) any retained earnings or earned surplus less (1) any accumulated deficit and (2) any amounts attributable to Redeemable Capital Stock.

     "CONSOLIDATED NON-CASH CHARGES" means, for any period, the aggregate depreciation, amortization, depletion and other non-cash expenses of IHI and any Restricted Subsidiary reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP, excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period.

     "CURRENCY AGREEMENTS" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by IHI or any of its Restricted Subsidiaries in the ordinary course of business and designated to protect against or manage exposure to fluctuations in foreign currency exchange rates.

     "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of determination.

     "GUARANTEE" means, as applied to any obligations:

          (a) a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, of any part or all of such obligation; and

          (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance, or payment of damages in the event of non-performance, of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn by letters of credit.

     "GUARANTOR" means each Restricted Subsidiary that executes the indenture and any other Restricted Subsidiary or our parent that incurs a bond guarantee; provided that upon the release and discharge of any Person from its bond guarantee in accordance with the indenture, such Person shall cease to be a guarantor.

     "HOSPITAL" means a hospital, outpatient clinic, long-term care facility, medical office building or other facility or business that is used or useful in or related to the provision of healthcare services.

     "INDEBTEDNESS" means, with respect to any person, without duplication:

          (a) all liabilities of such Person for borrowed money, including overdrafts, or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

          (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

          (c) Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, but excluding trade payables arising in the ordinary course of business;

          (d) all Capitalized Lease Obligations of such Person;

          (e) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements;

          (f) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by, or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by, any Lien or with respect to property, including, without limitation, accounts and contract rights, owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured;

          (g) all guarantees by such Person of Indebtedness referred to in this definition or any other Person;

          (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

          (i) all Attributable Debt of such Person.

     For purposes of this definition, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does snot have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "INTEREST RATE AGREEMENTS" means any interest rate protection agreements and other types of interest rate hedging agreements, including, without limitation, interest rate swaps, caps, floors, collars and similar agreements, designed to protect against or manage exposure to fluctuations in interest rates.

     "INVESTMENT" means, with respect to any Person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

     In addition, the portion, proportionate to IHI's or a Restricted Subsidiary's equity interest in each of their respective subsidiaries, of the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by IHI in such Unrestricted Subsidiary at such time. Upon a redesignation of such subsidiary as a Restricted Subsidiary, IHI shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

          (x) IHI's or one of its subsidiaries' "Investment" in such subsidiary at the time of such redesignation less

          (y) the portion, proportionate to IHI, or one of its subsidiaries' equity interest in such subsidiary, of the fair market value of the net assets of such subsidiary at the time of such redesignation.

     "INVESTMENT" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal practices.

     "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation, assignment for security, claim, or preference of priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement having substantially the same economic effect as the foregoing.

     "PERMITTED INDEBTEDNESS" means any of the following:

          (a) Indebtedness of IHI or any Restricted Subsidiary under any credit agreement secured by cash and accounts receivable;

          (b) Indebtedness of IHI pursuant to the bonds or of any Restricted Subsidiary pursuant to a Bond Guarantee;

          (c) without duplication, Indebtedness of IHI or any Restricted Subsidiary outstanding on the date of the indenture in an amount not to exceed $10 million in the aggregate. .

          (d) Indebtedness of IHI owing to any Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person, other than a disposition, pledge or transfer to IHI or another Restricted Subsidiary, shall be deemed to be an incurrence of such Indebtedness by IHI not permitted by this clause (d);

          (e) Indebtedness of a Restricted Subsidiary owing to our parent, IHI, or to another Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person, other than a disposition, pledge or transfer to IHI or a Restricted Subsidiary, shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (e);

          (f) guarantees of any Restricted Subsidiary made in accordance with the provisions of the "Limitation on Guarantor Indebtedness and Preferred Stock" covenant;

          (g) obligations of IHI or any guarantor entered into in the ordinary course of business;

          (h) Indebtedness of IHI or any guarantor in respect of Purchase Money Obligations and Capitalized Lease Obligations of IHI or any guarantor in an aggregate amount which does not exceed $25 million at any one time outstanding;

          (i) Indebtedness of IHI or any guarantor consisting of guarantees; indemnities, hold backs or obligations in respect of purchase price adjustment in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition of assets which are contingent on the performance of the assets acquired, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets of shares of Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum allowable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by IHI and its Restricted Subsidiaries;

          (j) Indebtedness of IHI or any guarantor represented by:

               (1) letters of credit for the account of our parent, IHI, or any Restricted Subsidiary; or

               (2) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, which letters of credit or other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance or other similar requirements in the ordinary course of business;

          (k) any renewals, extensions, substitutions, refinancing or replacements (each, for purposes of this clause, a "refinancing") of any Indebtedness incurred pursuant to the first paragraph under "Certain Covenants -- Limitation on Indebtedness" or referred to in clauses (b) or
     (c) of this definition, including any successive refinancings, so long as:

               (1) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing;

               (2) in the case of any refinancing by IHI of Indebtedness that is PARI PASSU in right of payment with the bonds or Indebtedness that is subordinate to the bonds, such new Indebtedness is made PARI PASSU with or subordinate to the bonds at least to the same extent as the Indebtedness being refinanced;

               (3)  in  the  case  of  any   refinancing  by  any  guarantor  of
          Indebtedness  that is PARI  PASSU in right  of  payment  with its Bond
          Guarantee or Indebtedness that is subordinate to its Bond Guarantee, such new Indebtedness is made PARI PASSU with or subordinate to its bond Guarantee at least to the same extent as the Indebtedness being refinanced;

               (4) such new Indebtedness has an Average Life no longer than the Average Life of the Indebtedness being refinanced and final stated maturity date of principal no earlier than the final stated maturity date of principal of the Indebtedness being refinanced; and

               (5) Indebtedness of IHI or a guarantor may only be refinanced with Indebtedness of IHI or a guarantor, as the case may be;

          (l) Physician Support Obligations incurred by IHI or any Restricted Subsidiary;

          (m) Indebtedness of IHI or any guarantor not otherwise permitted by the foregoing clauses (a) through (l) in an aggregate principal amount not in excess of $10 million at any one time outstanding.

     "PERMITTED LIENS" means;

          (a) Liens existing on the Issue Date;

          (b) Liens securing any Interest Rate Agreements of IHI or any Restricted Subsidiary;

          (c) Liens securing any Indebtedness incurred under clause (k) of the definition of "Permitted Indebtedness," the proceeds of which are used to refinance Indebtedness of IHI or any Restricted Subsidiary; provided that such Liens extend to or cover only the assets currently securing the Indebtedness being refinanced;

          (d) Liens securing Acquired Indebtedness incurred by IHI and any restricted Subsidiary and permitted under the "Limitation on Indebtedness" covenant, provided that such Liens attach solely to the assets acquired;

          (e) Liens securing Indebtedness owing to our parent, IHI, or a Restricted Subsidiary.

          (f) Liens securing Purchase Money Obligations incurred in accordance with the indenture;

          (g) Liens for taxes, assessments or governmental charges or claims either:

               (1) not delinquent; or

               (2) contested in good faith by appropriate proceedings and as to which IHI or its Restricted Subsidiaries shall have set aside on its books such reserves as required pursuant to GAAP

          (h) statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if IHI or its Restricted Subsidiaries shall have made such reserves, as required by GAAP.

          (i) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations;

          (j) judgment Lines not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired.

          (k) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of IHI or any of its Restricted Subsidiaries;

          (l) any interest or title of a lessor in assets or property subject to Capitalized Lease Obligations or an operating lease of IHI or any Restricted Subsidiary; or

          (m) Liens securing Indebtedness incurred under any secured credit agreement.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PHYSICIAN SUPPORT OBLIGATION" means a loan to or on behalf of or a guarantee of Indebtedness of, a physician or healthcare professional providing service to patients in the service area of a Hospital or other health care facility operated by IHI or any of its Restricted Subsidiaries made or given by IHI or any Subsidiary of IHI:

     (a) in the ordinary course of its business; and

     (b) pursuant to a written agreement having a period not to exceed four years.

     "PURCHASE MONEY OBLIGATIONS" means any Indebtedness of IHI or any Restricted Subsidiary incurred to finance the acquisition or construction of any property or business, including Indebtedness incurred within 90 days following such acquisition or construction, including Indebtedness of a Person existing at the time such Person becomes a subsidiary of IHI or is assumed by IHI or a subsidiary of IHI in connection with the acquisition of assets from such person; provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

     "REDEEMABLE CAPITAL STOCK" means any class of Capital Stock that, either by its terms, by the terms of any securities into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed, whether by sinking fund or otherwise, prior to the date that is 91 days after the final stated maturity date of the bonds or is redeemable at the option of the holder thereof at any time prior to such date, or is convertible into or exchangeable for debt securities at any time prior to such date, unless it is convertible or exchangeable solely at the option of IHI.

     "RESTRICTED SUBSIDIARY" means any subsidiary other than an Unrestricted Subsidiary.

     "SALE AND LEASEBACK TRANSACTIONS" means any transaction or series of related transactions pursuant to which IHI or a Restricted Subsidiary sells or transfers any property or assets in connection with the leasing of such property or asset to the seller or transferor.

     "SUBSIDIARY" means any Person a majority of the equity ownership or voting stock of which is at the time owned, directly or indirectly, by IHI or by one or more other subsidiaries. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a subsidiary.

     "TOTAL ASSETS" of IHI means the total consolidated assets of IHI and its Restricted Subsidiaries as shown on the most recent balance sheet of IHI.

     "UNRESTRICTED SUBSIDIARY" means:

          (a)  any  direct  or   indirect   subsidiary   that  at  the  time  of
     determination shall be an Unrestricted Subsidiary, as designated by the board of directors of IHI, as provided below; and

          (b) any healthcare subsidiary of any Unrestricted Subsidiary; PROVIDED, HOWEVER, that in no event shall any guarantor be an Unrestricted Subsidiary. The board of directors of IHI may designate any subsidiary to be an Unrestricted Subsidiary so long as:

               (1) neither IHI nor any Restricted subsidiary is directly or indirectly liable for any Indebtedness of such subsidiary;

               (2) no default with respect to any Indebtedness of such subsidiary would permit, upon notice, lapse of time or otherwise, any holder of any other Indebtedness of IHI or any Restricted Subsidiary, except any nonrecourse guarantee given solely to support the pledge by IHI or a Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary, to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

               (3) Any such  designation  by the board of directors of IHI shall be evidenced to the trustee by filing a board resolution with the trustee giving effect to such designation. the board of directors of IHI may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under the indenture and IHI would be permitted to incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the "Limitation on Indebtedness" covenant.

                                  RISK FACTORS

     AN INVESTMENT IN THE SECURITIES OFFERED BY THIS OFFERING MEMORANDUM INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING
FACTORS AND OTHER INFORMATION IN AND INCORPORATED BY REFERENCE INTO THIS OFFERING MEMORANDUM BEFORE DECIDING TO PURCHASE THE BONDS.

RISKS RELATED TO OUR COMPANY

IF GOVERNMENT PROGRAMS REDUCE THE PAYMENTS AS REIMBURSEMENT FOR OUR SERVICES, OUR REVENUES MAY DECLINE.

     While our revenues are less dependent on Federal programs than those of many healthcare providers, a substantial portion of our hospital patient days have and will continue to be derived from the Medicare and Medicaid programs, which are highly regulated and subject to frequent and substantial changes. The Federal Balanced Budget Act of 1997, which established a plan to balance the federal budget by fiscal year 2002, includes significant reductions in spending levels for the Medicare and Medicaid programs, including: payment reductions for inpatient and outpatient hospital services; establishment of a prospective payment system for hospital outpatient services, skilled nursing facilities and home health agencies under Medicare, and repeal of the federal payment standard often referred to as the "Boren Amendment" for hospitals and nursing facilities, which has resulted in lower Medicaid reimbursement rates. The financial impact of the Federal Balanced Budget Act of 1997, however, has been lessened somewhat by the Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act of 2000. In the future, Congress and state legislatures could introduce additional proposals to make major changes in the health care system. If such proposals are enacted, we may see a decline in the Medicare and Medicaid reimbursements we receive for our services; however, at this time, we do not know what additional health care reform legislation will be enacted or whether any additional changes in health care programs will occur.

THE HEALTH CARE COST CONTAINMENT INITIATIVES BY AND THE FINANCIAL CONDITION OF PURCHASERS OF HEALTH CARE SERVICES MAY LIMIT OUR REVENUE AND PROFITABILITY.

     During the past several years, major purchasers of healthcare, such as federal and state governments, insurance companies and employers, have undertaken initiatives to revise payment methodologies and monitor health care costs. As part of their efforts to contain health care costs, purchasers increasingly are demanding discounted fee structures or the assumption by health care providers of all or a portion of the financial risk through prepaid capitation arrangements. We expect efforts to impose reduced allowances, greater discounts and more stringent cost controls by government and other payors to continue. In addition, we anticipate that organizations offering prepaid and discounted medical services packages may represent an increasing portion of our patient admissions. An increasing number of managed care organizations have experienced financial difficulties in recent years, in some cases resulting in bankruptcy or insolvency. If organizations with provider agreements with certain of our hospitals become insolvent, the hospitals may be unable to collect the full amounts due from such organizations. Other managed care organizations with whom we do business may encounter similar difficulties in paying claims in the future. We believe that reductions in the payments we receive for our services, coupled with the increased percentage of patient admissions from organizations offering prepaid and discounted medical services and difficulty in collecting receivables from managed care organizations, could reduce our overall revenue and profitability.

IF WE FAIL TO COMPLY WITH REGULATIONS REGARDING LICENSES, OWNERSHIP AND OPERATION, WE COULD IMPAIR OUR ABILITY TO OPERATE OR TO EXPAND OUR OPERATIONS IN ANY STATE.

     The State of Oklahoma, and all other states, requires hospitals and most health care facilities to maintain a license. In addition, some states require prior approval for the purchase, construction and expansion of health care facilities, based upon a determination of need for additional or expanded health care facilities or services. Such determinations, embodied in certificates of need issued by governmental agencies with jurisdiction over health care facilities, may be required for capital expenditures exceeding a prescribed amount, changes in bed capacity or services and other matters. Oklahoma in which we currently own hospitals, and Texas, another state where we may acquire facilities in the future, have certificate of need laws. The failure to obtain any required certificate of need or the failure to maintain a required license could impair our ability to operate or expand operations, thereby adversely affecting our results of operations.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION REGARDING CONDUCT OF OUR OPERATIONS AND OUR RELATIONSHIPS WITH PHYSICIANS. IF WE FAIL TO COMPLY WITH THESE REGULATIONS, WE COULD SUFFER PENALTIES OR BE REQUIRED TO MAKE SIGNIFICANT CHANGES TO OUR OPERATIONS.

     The healthcare industry must comply with many laws and regulations at federal, state and local governmental levels. These laws and regulations are extremely complex and, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. In particular, Medicare and Medicaid anti-fraud and abuse provisions, known as the "anti-kickback statute," prohibit some business practices and relationships related to items or services reimbursable under Medicare, Medicaid and other federal health care programs. For instance, the anti-kickback statute prohibits health care service providers from paying or receiving remuneration to induce or arrange for the referral of patients or items or services covered by a federal or state healthcare program. If regulatory authorities determine that any of our hospitals ' arrangements violate the anti- kickback statute, we could be subject to liabilities under the Social Security Act, including: criminal penalties; civil monetary penalties; and/or exclusion from participation in Medicare, Medicaid or other federal health care programs, any of which could impair our ability to operate one or more of our hospitals or to operate profitably. The Health Insurance Portability and Accountability Act of 1996 added new anti-fraud and abuse laws that include all health care services, whether or not they are reimbursed under a federal or state program. These new anti-fraud and abuse laws became effective January 1, 1997. In addition, the Health Insurance Portability and Accountability Act of 1996 required the Department of Health and Human Services to issue regulations requiring hospitals and other providers to implement measures to ensure the privacy and security of patients' medical records. Full compliance with this privacy standard was required by April 14, 2003. Although the sellers of the facilities in the Phase I Acquisitions represented that the facilities are compliant with these requirements, we may learn at a future date that these representations were inaccurate or untrue. Further we may incur additional expenses to maintain compliance with the standards. We cannot predict the extent of our costs for such compliance in the future. In addition, the portion of the Social Security Act commonly known as the "Stark law" prohibits physicians from referring Medicare or Medicaid patients to particular providers of designated health services if the physician or a member of his immediate family has an ownership interest or compensation arrangement with that provider. The Health Care Financing Administration (now known as the Centers for Medicare and Medicaid Services, or "CMS") has released the final Stark regulations implementing these restrictions. Sanctions for violating the Stark law include civil money penalties and possible exclusion from the Medicare program. Many states have adopted or are considering similar anti-kickback and physician self-referral legislation. Some of the state physician self-referral laws are more restrictive than the Stark law, in that they apply to all designated health services, not just those services reimbursed by Medicaid. Moreover, the federal government has shown an increasing willingness to prosecute providers under a variety of anti-fraud laws, including laws that have not traditionally been used for health care fraud, such as the federal civil false claims law and the federal mail and wire fraud laws. Significant fines or penalties under any of these laws could result in reduced profitability and poorer results of operations

THERE ARE HEIGHTENED COORDINATED CIVIL AND CRIMINAL ENFORCEMENT EFFORTS BY FEDERAL AND STATE GOVERNMENT AGENCIES RELATING TO THE HEALTH CARE INDUSTRY. WE MAY BECOME THE SUBJECT OF AN INVESTIGATION IN THE FUTURE.

     In recent years, the media and public attention have focused on the hospital industry due to ongoing investigations related to:

          - referral, cost reporting and billing practices;

          - laboratory and home health care services; and

          - physician ownership and joint ventures involving hospitals.

     Both federal and state government agencies have announced heightened and coordinated civil and criminal enforcement efforts. In addition, the Office of the Inspector General of the U.S. Department of Health and Human Services and the Department of Justice have established enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Recent initiatives include a focus on hospital billing for outpatient charges associated with inpatient services, as well as hospital laboratory billing practices. We cannot predict whether we or other hospital operators will be the subject of future investigations or inquiries. In the event that we become the subject of an investigation, we will be required to devote management and financial resources to defending our company in the investigation. In addition, any negative publicity surrounding the investigation could affect adversely the price and liquidity of the bonds. If we incur significant fines or penalties or are forced to reimburse amounts as a result of the investigation, our profitability may decline.

WE MAY NEED TO OBTAIN ADDITIONAL FINANCING IN ORDER TO FUND OUR ACQUISITION PROGRAM AND CAPITAL EXPENDITURES, AND ADDITIONAL FINANCING MAY NOT BE AVAILABLE WHEN NEEDED.

     Our acquisition program requires substantial capital resources. Likewise, the operations of our recently acquired hospitals require ongoing capital expenditures for upgrading, renovation, expansion and the addition of medical equipment and technology utilized in the hospitals. We may need to incur additional indebtedness and may issue, from time to time, debt or equity securities to fund these expenditures. We may not be able to obtain financing on satisfactory terms. In addition, our existing level of indebtedness may restrict our ability to borrow additional funds. If we are not able to obtain financing, then we may not be in a position to consummate acquisitions or undertake necessary capital expenditures at future dates.

OUR GROWTH STRATEGY DEPENDS ON ACQUISITIONS, AND WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY OR ACQUIRE HOSPITALS THAT MEET OUR TARGET CRITERIA. WE ALSO MAY HAVE DIFFICULTIES ACQUIRING HOSPITALS FROM NON-PROFIT ENTITIES DUE TO REGULATORY SCRUTINY.

     A key element of our growth strategy is expansion through the acquisition of acute care hospitals in attractive non-urban markets. We face competition for acquisitions primarily from other for-profit health care companies. Some of our competitors have greater financial and other resources than we do. Even though we may acquire additional hospitals, we may not be able to acquire a sufficient number of hospitals that meet our target criteria in order to maintain the pace of and implement successfully our growth strategy. Hospital acquisitions generally require a longer period to complete than acquisitions in many other industries and are subject to additional regulatory uncertainty. In recent years, the legislatures and attorneys general of some states have shown a heightened level of interest in transactions involving the sale of hospitals by not-for-profit entities. Although the level of interest varies from state to state, the trend is to provide for increased governmental review, and in some cases approval, of transactions in which not-for-profit entities sell a health care facility. Attorneys general in some states have been especially active in evaluating these transactions. Although Oklahoma has thus far shown little, if any. such regulatory interest and we have not yet been adversely affected as a result of these trends, Oklahoma could initiate such increased scrutiny at any time which would increase the difficulty or prevent the completion of acquisitions with not-for-profit organizations in Oklahoma and in such other states in the future.

THE FACILITIES COMPRISING THE PHASE I ACQUISITIONS ARE ALL LOCATED IN OKLAHOMA CITY, OKLAHOMA WHICH MAKES US PARTICULARLY SENSITIVE TO REGULATORY AND ECONOMIC CHANGES IN THAT STATE AND METROPOLITAN AREA.

     Any adverse changes in the economic, competitive and regulatory conditions in Oklahoma could reduce significantly our revenues and profitability. Similarly any downturn in the economic conditions prevalent in Oklahoma City could have a negative effect on our results of operations.

OUR PERFORMANCE DEPENDS ON OUR ABILITY TO RECRUIT AND RETAIN QUALITY PHYSICIANS, NURSES AND OTHER HEALTH CARE PROFESSIONALS AT OUR HOSPITAL.

     The success of our hospitals depends on the following factors: the number and quality of the physicians on the medical staff of, or who admit patients to, our hospitals; the admissions practices of those physicians; and the maintenance of good relations between our company and such physicians. Because physicians generally direct the majority of hospital admissions, our success has been dependent, in part, upon recruiting quality physicians to each hospital's staff and maintaining good relations with them. We generally do not employ physicians, thus many of our staff physicians have admitting privileges at other hospitals. Only a portion of physicians are interested in practicing in the non-urban communities in which our hospitals are located, and the loss of physicians in these communities, or inability to recruit physicians to these communities, could make it more difficult to attract patients to our hospitals and could adversely affect our revenue and profitability. Also, if we are unable to maintain good relationships with physicians, our hospitals' admissions may decrease and our operating performance may decline. In addition, hospitals nationwide are experiencing a shortage of nursing professionals, a trend which many industry observers expect to continue through the current decade. If the supply of qualified nurses or other health care professionals further declines in the markets in which our hospitals now or hereafter may operate, it may result in increased labor expenses and lower operating margins at those hospitals.

WE DEPEND HEAVILY ON KEY PERSONNEL, AND LOSS OF THE SERVICES OF ONE OR MORE OF OUR KEY SENIOR OR A SIGNIFICANT PORTION OF OUR LOCAL MANAGEMENT PERSONNEL COULD WEAKEN OUR MANAGEMENT TEAM AND OUR ABILITY TO DELIVER HEALTH CARE SERVICES EFFICIENTLY.

     Our success largely depends on the skills, experience and efforts of our senior management. Our operations also are dependent on the efforts, ability and experience of key members of our local management staff. The loss of services of one or more members of our senior management or of a significant portion of any of our local management staff could weaken significantly our management expertise and our ability to deliver health care services efficiently. We currently do not maintain key man life insurance policies on any of our officer. We will request that the officers of IHC use their reasonable best efforts and cooperate with us to procure key-man life insurance for our benefit in amounts and with coverages acceptable to IHC and us, but there can be no assurance that such policies will be available at all or, if available, that the coverages will be adequate and acceptable to IHC and us.

OTHER HOSPITALS PROVIDE SIMILAR SERVICES, WHICH MAY RAISE THE LEVEL OF COMPETITION FACED BY OUR HOSPITALS.

     In all geographical areas in which we now or hereafter may operate hospitals, there are other hospitals that provide comparable services to those offered by our hospitals, some of which are owned by governmental agencies and supported by tax revenues, and others of which are owned by not-for-profit corporations and may be supported to a large extent by endowments and charitable contributions. Some of these competitors are larger, may be more established and may have more capital and other resources than we do. Many of our hospitals attempt to attract patients from surrounding counties and communities, including communities in which a competing hospital exists. If our competitors are more effectively able to finance capital improvements and expand services at their facilities, we may be unable to attract patients away from these hospitals.

IF WE FAIL TO IMPROVE THE OPERATIONS OF ACQUIRED HOSPITALS, WE MAY BE UNABLE TO ACHIEVE OUR GROWTH STRATEGY.

     Some of the hospitals we have acquired or will acquire may have had operating losses prior to the time we acquired them. We may be unable to operate profitably any hospital or healthcare facilities we acquire, effectively integrate the operations of any acquisitions, or otherwise achieve the intended benefit of our growth strategy with respect to a particular hospital. The failure to achieve any of these goals could adversely affect our revenue and profitability.

WE MAY BE SUBJECT TO LIABILITIES BECAUSE OF CLAIMS BROUGHT AGAINST OUR HOSPITALS. IN ADDITION, OUR EXISTING HOSPITALS AND OTHER HEALTHCARE FACILITIES WE ACQUIRE COULD BE SUBJECT TO UNKNOWN OR CONTINGENT LIABILITIES, AND WE COULD BECOME LIABLE FOR MATERIAL OBLIGATIONS.

     In recent years, plaintiffs have brought actions against hospitals and other health care providers, alleging malpractice, product liability or seeking damages based upon other legal theories. Many of these actions involve large claims and significant defense costs. We maintain professional malpractice liability insurance and general liability insurance in amounts that we believe are sufficient for our operations, to cover claims arising out of the operations of our hospitals. Some of the claims, however, could exceed the scope of the coverage in effect or the coverage of particular claims could be denied. While we believe our professional and other liability insurance is adequate to provide for liability claims, there can be no assurance that these coverages will be adequate or that such insurance will continue to be available to us on terms necessary for us to maintain adequate levels of insurance.

     In addition, hospitals that we have or may hereafter acquire may have unknown or contingent liabilities, including liabilities for failure to comply with healthcare laws and regulations. Although we obtain contractual indemnification from sellers covering these matters, the sellers of these facilities could become insolvent or dissolve, or such indemnification may be insufficient to cover material claims or liabilities for past activities of these hospitals.

RISKS RELATED TO THIS OFFERING

OUR SIGNIFICANT LEVEL OF INDEBTEDNESS, TOGETHER WITH THE TERMS OF THE INDENTURE IN THIS OFFERING, MAY RESTRICT OUR BORROWING CAPACITY AND CASH AVAILABILITY.

     Upon completion of this offering and our use of the estimated net proceeds from the sale of the bonds, we will have a significant level of indebtedness. The resulting debt service requirements together with the restrictions imposed by the indenture in this offering could have adverse consequences to us, including the following:

          - our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

          - these requirements may make us more vulnerable to economic downturns and to adverse changes in business conditions, such as further limitations on reimbursement under Medicare and Medicaid programs;

          - a substantial portion of our cash flow from operations will have to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available for operations.

     We may incur or assume additional senior indebtedness in connection with any acquisitions or capital expenditures, which may affect our ability to pay principal and interest on the bonds.

          OUR ABILITY TO PAY THE BONDS DEPENDS UPON OUR SUBSIDIARIES, AND CERTAIN CREDITORS OF OUR SUBSIDIARIES COULD HAVE PRIORITY TO CERTAIN OF OUR SUBSIDIARIES' ASSETS OVER BONDHOLDERS.

     Currently, we are structured as a holding company and hold most of our assets at, and conduct most of our operations through, direct and indirect subsidiaries. As a holding company, the results of our operations will depend on the results of operations of our subsidiaries. Moreover, we are dependent on dividends, distributions and/or other inter-company transfers of funds from our subsidiaries to meet our debt service and other obligations, including payment of principal and interest on the bonds. The ability of our subsidiaries to pay dividends or distributions or to make other payments or advances to us will depend on their operating results and will be subject to applicable laws and restrictions contained in agreements now or hereafter governing the indebtedness of such subsidiaries. The claims of creditors of our subsidiaries holding security interests in our subsidiaries' intangibles, accounts receivables and equipment generally will have priority as to those assets of such subsidiaries over the claims of our creditors, including the bondholders who have no first liens in our subsidiaries' assets (except real estate) and subordinate liens in their accounts receivables and equipment. Our subsidiaries' assets may not be available to fully satisfy our indebtedness to the bondholders.

RESALE OF THE BONDS IS RESTRICTED.

     The bonds have not been registered under the Securities Act of 1933 or any state securities laws. Unless the bonds are registered, they may not be offered or sold except pursuant to an exemption from registration under the Securities Act of 1933 and applicable state laws, or in a transaction not subject to such laws. Reselling bondholders not complying with such restrictions may be subject to potential liability under the Securities Act of 1933. See "Notice to Investors" beginning on page 71 of this offering memorandum.

AN ACTIVE TRADING MARKET FOR THE BONDS MAY NOT DEVELOP.

     The bonds are a new issue of securities for which there is currently no trading market. Although the bonds are eligible for trading in the PORTAL Market, no assurance can be given that an active trading market for the bonds will develop, or, if it develops, be sustained. If an active trading market for the bonds fails to develop and be sustained, the bonds could trade at prices that may be substantially lower than their initial offering price. Whether or not the bonds will trade at lower prices depends on many factors, including:

          -prevailing interest rates and the markets for similar securities;

          -general economic conditions; and -our financial condition, historic financial performance and future prospects.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the bonds to beneficial owners of the bonds that are U.S. Holders, as defined below, and the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of the bonds to beneficial owners of the bonds that are Non-U.S. Holders, as defined below. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis.

     The discussion applies only to initial beneficial owners that purchase the bonds upon original issuance at the "price to Investors" set forth on the cover of this offering Memorandum, and is limited to initial beneficial owners that hold the bonds as capital assets. Moreover, this discussion is for general information only and does not address all of the U.S. federal income tax consequences that may be relevant to particular beneficial owners in light of their personal circumstances, or to certain types of beneficial owners. Such beneficial owners may include, for example, banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities, certain former citizens or former long-term residents of the United States, partnerships or other passthrough entities, hybrid entities, certain trusts, persons holding the bonds as part of a hedging or conversion transaction or a straddle or U.S. Holders that have a functional currency other than the U.S. dollar.

     This discussion does not address the tax consequences to Non-U.S. Holders that are subject to U.S. federal income tax on a net basis on income realized with respect to a bond because such income is effectively connected with the conduct of a U.S. trade or business. Such holders are generally taxed in a similar manner to U.S. Holders; however, certain special rules apply. In addition, this discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to a particular beneficial owner.

     Prospective purchasers are urged to consult their own tax advisors as to the particular U.S. federal income and other tax consequences to them of the acquisition, ownership and disposition of the bonds, as well as the tax consequences under state, local and foreign tax laws, and the possible effects of changes in tax laws.

     As used herein, the term "U.S. Holder" means a beneficial owner of a bond that is, for U.S. federal income tax purposes:

     (1) a citizen or resident of the United States;

     (2) a corporation created or organized in or under the laws of the United States or any State thereof, including the District of Columbia; or

     (3) an estate or trust described in Section 7701(a)(30) of the code.

     The term "Non-U.S. Holder" means a beneficial owner of a bond that is, for U.S. federal income tax purposes:

     (1) a nonresident alien individual;

     (2) a foreign corporation; or

     (3) an estate or trust not described in Section 7701(a)(30) of the Code.

     If a partnership is a beneficial owner of a bond, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of bonds that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of the bonds.

U.S. FEDERAL INCOME TAXATION OF U.S. HOLDERS

Payments of Interest

     In general, interest on a bond will be taxable to a U.S. Holder as ordinary income at the time it accrues, or is actually or constructively received, in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Bonds

     Upon the sale, exchange, redemption, retirement at maturity or other taxable disposition of a bond, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between:

     (1) the sum of cash plus the fair market value of all other property received on such disposition, except to the extent such cash or property is attributable to accrued but unpaid interest which will be taxable as ordinary income (to the extent such interest has not been previously included in income); and

     (2) such U.S. Holder's adjusted tax basis in the bond.

     Subject to the discussion below under "Additional Interest," gain or loss recognized on the disposition of a bond generally will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. the deductibility of capital losses is subject to limitations.

Additional Interest

     IHI may be required to pay Additional Interest to U.S. Holders of the bonds in certain circumstances. Although the matter is not free from doubt, we intend to take the position that a U.S. Holder of a bond should be required to report any Additional Interest as ordinary income for United States federal income tax purposes at the time it accrues or is received in accordance with such U.S. Holder's regular method of tax accounting. It is possible, however, that the IRS may take a different position regarding the payment or potential payment of Additional Interest, in which case the timing and amount of income with respect to a bond may be different and, in certain circumstances, a U.S. Holder could be required to treat as interest income all or a portion of any gain recognized on the disposition of a bond. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the payment or potential payment of Additional Interest.

Backup Withholding and Information Reporting

     In general, a U.S. Holder will be subject to backup withholding at the rate of 31% with respect to interest, principal and premium, if any, paid on a bond, and the proceeds of a sale or other disposition of a bond, unless the U.S.
Holder:

     (1) is an entity that is exempt from withholding, including corporations and, when required, demonstrates this fact; or

     (2) provides the payor with its taxpayer identification number ("TIN"), which for an individual would be the holder's social security number, certifies that the TIN provided to the payor is correct and that the U.S. Holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules.

     In addition, such payments of interest, principal and premium to, and the proceeds of a sale or other disposition of a bond by U.S. Holders that are not exempt entities will generally be subject to information reporting requirements. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

U.S. FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

Payments of Interest

     In general, payments of interest on the bonds to a Non-U.S. Holder will not be subject to U.S. federal income tax or any withholding thereof except as described below under "Additional Interest" and "Backup Withholding and Information Reporting," provided that:

     (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

     (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to us, actually or constructively, through stock ownership;

     (3) the Non-U.S. holder is not a bank described in Section 881(c)(3)(A) of the Code; and

     (4) either (a) the Non-U.S. Holder certifies under penalties of perjury on IRS Form W-8BEN or a suitable substitute form that it is not a "U.S. person," as defined in the Code, and provides its names and address; or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the bonds certifies under penalties of perjury that such statement has been received from the Non-U.S. Holder by it or by another financial institution between it and the Non-U.S. Holder and furnishes a copy of the statement to the payor.

     A Non-U.S. Holder may also be entitled to the benefits of an income tax treaty under which interest on the bonds is subject to a reduced rate of withholding tax or is exempt from U.S. withholding tax, provided a properly executed IRS Form W-8BEN claiming the exemption is furnished to us and any other applicable procedures are complied with.

     Special rules regarding exemption from, or reduced rates of, U.S. withholding tax may apply in the case of bonds held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their tax advisors regarding special rules that may be applicable in their particular circumstances.

Additional Interest

     It is unclear whether the payment of Additional Interest to a Non-U.S. Holder would be subject to U.S. federal income tax or any withholding thereof. We intend to withhold U.S. federal income tax from any payment of Additional Interest to a Non-U.S. Holder at a rate of 30% unless a tax treaty between the United States and the country of residence of the Non-U.S. Holder reduces or eliminates the withholding tax and the Non-U.S. Holder complies with the applicable procedures for claiming treaty benefits. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the potential payment of Additional Interest.

Backup Withholding and Information Reporting

     Backup withholding and information reporting will not apply to payments made by us or our paying agent on the bonds to a Non-U.S. Holder if the certifications described in clause (4) under "U.S. Federal Income Taxation of Non-U.S. Holders -- Payments of Interest" above are received.

     Backup withholding and information reporting generally will not apply to payments o proceeds from the sale or other disposition of a bond made to a Non-U.S. Holder by or through the foreign office of a broker (including a custodian, nominee or other agent acting on behalf of the Non-U.S. Holder). However, information reporting requirements, but not backup withholding, will apply, if such broker is, for U.S. federal income tax purposes, a U.S. person or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the holder is a Non-U.S. person and certain other conditions are met, or the holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a bond made to a Non-U.S. Holder by or through the United States office of a broker are subject to information reporting and backup withholding at a rate of 31% unless the holder certifies, under penalties of perjury, that it is a non-U.S. person and that is satisfied certain other conditions, or otherwise establishes an exemption. A Non-U.S. Holder may obtain a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability of any amounts withheld under the backup withholdings rules, provided the required information is furnished to the IRS.

     Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

     Interest on a bond that is beneficially owned by a Non-U.S. Holder will be reported to the IRS and to the Non-U.S. Holder. copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

Estate Tax

     Bonds held at the time of death, or previously transferred subject to certain retained rights or powers, by an individual who at the time of death is a Non-U.S. Holder will not be included in such holder's gross estate for U.S. federal estate tax purposes, provided that:

     (1) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote; and

     (2) the income of the bonds is not effectively connected with the conduct of a U.S. trade or business by the individual.

                               NOTICE TO INVESTORS

     Because of the following restrictions, you are advised to consult legal counsel prior to making any offer, resale, pledge or other transfer of the bonds offered hereby.

     The bonds have not been registered under the Securities Act and may not be offered or sold within the United States or to or for the account or benefit of U.S. Persons (as such terms are defined under the Securities Act) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the bonds are being offered hereby only to a limited number of "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule 144A")) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

     You will be deemed to have represented and agreed as follows (terms used herein that are defined in Rule 144A ("Rule 144A"), Regulation D ("Regulation D") or Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), are used herein as defined therein):

     (1) You (A) (i) are a qualified institutional buyer, (ii) are aware that the sale of the bonds to you is being made in reliance on Rule 144A and (iii) are acquiring such bonds for your own account or for the account of a qualified institutional buyer, as the case may be or (B) are a person that acquired the bonds outside the United States.

     (2) You understand that the bonds have not been and will not be registered under the Securities Act and may not be re-offered, resold, pledged or otherwise transferred except (A)(i) to a person who you reasonable believe is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S,
(iii) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (v) pursuant to an effective registration statement under the Securities Act, and (B) in accordance with all applicable securities laws of the states of the United States.

     (3) The purchaser confirms that (i) such purchaser is not acquiring the bonds with a view to distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; PROVIDED that the disposition of its property and the property of any accounts for which it is acting as fiduciary shall remain at all times within its control; (ii) such purchaser has knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the bonds, and such purchaser and any accounts for which it is acting are each able to bear the economic risks of its or their investment and (iii) such purchaser has received a copy of the offering memorandum and acknowledges that such purchaser has had access to such financial and other information, and has been afforded the opportunity to ask such questions of our representatives and receive answers thereto, as it deemed necessary in connection with its decision to purchase bonds.

     (4) The bonds will bear a legend to the following effect, unless we determine otherwise in compliance with applicable law:

          "THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATIONS UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

     (5) The purchaser acknowledges that IHI and the initial purchasers and others will rely upon the trust and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the foregoing acknowledgments, representations or agreements deemed to have been made by it are no longer accurate, it shall promptly notify IHI. If such purchaser is acquiring bonds as a fiduciary or agent for one or more investor accounts, such purchaser represents that is has sole investment discretion with respect to each such account and that it has full power to make he foregoing acknowledgments, representations and agreements on behalf of each such account.

     The bonds may not be sold or transferred to, and each purchaser, by its purchase of the bonds shall be deemed to have represented and covenanted that it is not acquiring the bonds for or on behalf of, and will not transfer the bonds to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA")), except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

     (1) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited
Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied and such purchase does not involve a transaction described in Sections 406(b)(1) or (3) of ERISA or Section 4975(c)(1)(E) or (F) of the Internal Revenue Code.

     (2) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the bonds are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied and such purchase does not involve a transaction described in Sections 406(b)(1) or (3) of ERISA or Section 4975(C)(1)(E) or (F) of the Internal Revenue Code;

     (3) to the extent such purchase is made with funds from an insurance company general account, the conditions of Sections I and IV of Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor are satisfied and such purchase does not involve a transaction described in Sections 406(b)(1) or (3) of ERISA or Section 4975 (c)(1)(E) or (F) of the Internal Revenue Code;

     (4) to the extent such purchase is made on behalf of a plan by (i) an investment advisor registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50,000,000 and had stockholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or
(ii) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of $1,000,000 as of the last day of its most recent fiscal year, or (iii) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1,000,000 and which is subject to supervision and examination by state authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment advisor, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment advisor, bank or insurance company, and the conditions of Section I of such exemption are otherwise satisfied and such purchase does not involve a transaction described in Sections 406(b)(1) or (3) of ERISA or section 4975
(c)(1)(E) or (F) of the Internal Revenue Code;

     (5) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA or Section 401 of the Internal Revenue Code; or

     (6) to the extent such purchase is made on behalf of a plan by an in-house asset manager and the conditions of Part I of Prohibited Transaction Class Exemption 96-23 issued by the Department of Labor are satisfied and such purchase does not involve a transaction described in Sections 406(b)(1) or (3) or ERISA or Section 4975 (c)(1)(E) or (F) of the Internal Revenue Code.

                              PLAN OF DISTRIBUTION

General

     We intend to offer the bonds through the initial purchaser, Heritage Investments, Limited, a Hong Kong corporation ("Initial Purchaser"). Subject to the terms and conditions of a Purchase Agreement between us and the Initial
Purchaser, we have agreed to sell to the Initial Purchaser and the Initial Purchaser has agreed to purchase from us, all of the bonds. The Initial Purchaser is offering the bonds, subject to prior sale, when, as and if issued to and accepted by it under the terms of the Purchase Agreement. Under SEC Rule 144A and SEC Regulation S, the bonds will only be sold in the initial offering to qualified purchasers as defined in the Securities Act of 1933 and certain non-U.S. persons in transactions outside the United States.

     The bonds are a new issue of securities, and there is currently no established trading market for the bonds. In addition, we do not intend to apply for the bonds to be listed on any securities exchange or to arrange for the bonds to be quoted on any quotation system, although we expect they will be listed on information systems such as Bloomberg. Brokers and dealers involved in the distribution of the offering may make a market in the bonds, but they are not obligated to do so. Such brokers and dealers may discontinue any market making in the bonds at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the bonds, that you will be able to sell your bonds at a particular time or that the prices that you receive when you sell will be favorable.

     In connection with the sale of bonds, dealers or agents may receive discounts, concessions or commissions from us or from purchasers for whom they act as agents. Dealers and agents that participate in the distribution of bonds may qualify as underwriters under the Securities Act of 1933, but we have entered into no Underwriting Agreement with any such dealer or agent.

     We may agree to indemnify dealers and agents that participate in the distribution of bonds against liabilities, including liabilities under the Securities Act of 1933.

     The Initial Purchaser of the bonds proposes to offer the bonds for resale in transactions not requiring registration under the Securities Act or applicable state securities laws. Specifically, the Initial Purchaser will only offer or sell the bonds (a) to persons it reasonably believes to be "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and (b) to certain eligible persons in "offshore transactions" pursuant to Regulation S under the Securities Act. Each purchaser of the bonds offered hereby will, by its purchase, be deemed to have made certain acknowledgments, representations, warranties and agreements as set forth under "Notice to Investors." The Initial Purchaser will offer the bonds for resale initially at the offering price set forth on the cover of this Offering Memorandum or such price as the Initial Purchaser decides. The offering price and other selling terms may be changed at any time without notice.

     Until the expiration of the 40-Day Period, a re-offer or resale of any bonds originally sold pursuant to Regulation S to, or for the account or benefit of, a U.S. Person by a dealer or person receiving a concession, fee or remuneration in respect of the bonds (whether or not they participated in the Offering) may violate the registration requirements of the Securities Act unless such offer or sale is made in accordance with Rule 144A or pursuant to another exemption from registration under the Securities Act. Furthermore, if any such bonds are sold within the United States or to, or for the benefit of, a U.S. Person pursuant to Rule 144A or pursuant to another exemption from registration under the Securities Act, DTC's current procedures require that such Person (i) must hold its interest in the bonds offshore through Euroclear or CEDEL, as the case may be, until the expiration of the 40-Day Period and (ii) upon the expiration of such 40-Day period, certify that they bought such bonds pursuant to Rule 144A or pursuant to another exemption from registration under the Securities Act.

     The Initial Purchaser has agreed that, prior to the expiration of the 40-Day Period, (i) it will not re-offer, resell or deliver any bonds initially offered pursuant to Regulation S, within the United States or to, or for the benefit of, U.S. Persons except pursuant to Rule 144A or another exemption from the registration requirements under the Securities Act, and (ii) it will send to each dealer or person receiving a selling concession, fee or other remuneration in respect of such bonds (whether or not such dealer or other person participated in the Offering) a notice stating that such dealer or person receiving a selling concession, fee or other remuneration is subject to the same restrictions during the 40-Day Period.

     The bonds have not been registered under the Securities Act and may not be offered or sold within the United States except in certain transactions exempt from or not subject to the registration requirements of the Securities Act. There is no existing market for the bonds and although application has been made to have the bonds designated for trading in the PORTAL market of the National Association of Securities Dealers, Inc., there can be no assurance as to the liquidity of any market that may develop for the bonds, the ability of the holders of the bonds to sell their bonds or the price at which the holders would be able to sell their bonds. Future trading prices of the bonds will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We expect that the initial purchasers intend to make a market in the bonds, subject to the limits imposed by the Securities Act and the Exchange Act; however, they are not obligated to do so, and may discontinue such market-making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the bonds.

Delayed Delivery Arrangement

     We may authorize dealers or agents to solicit offers by certain institutions to purchase bonds from us pursuant to contracts providing for payment and delivery on a future date, if so permitted by the purchaser's jurisdiction. We must approve all institutions, which may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The dealers and other agents will not be responsible for the validity or performance of these contracts.

     The Initial Purchaser will be granted a first lien on the net proceeds from the sale of the bonds less offering and related costs and expenses, as adjusted for any earnings and withdrawals, to secure the delivery of the mortgages and liens on the real property and fixtures owned by each Phase I healthcare subsidiary and liens on all equipment and certain accounts receivables of the Phase I healthcare subsidiaries. Upon delivery of the mortgages and liens on the Phase I healthcare facilities, the lien on the net proceeds from the sale of the bonds will be restricted to the approximate $140 million of net proceeds allocated for funding of the Phase II Acquisitions. Disbursements from the account prior to delivery of the mortgages and liens on certain of the assets of the Phase I Acquisitions and thereafter prior to funding of the Phase II Acquisitions will require the approval of a disbursement agent appointed by the Initial Purchaser.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the bonds offered hereby will be passed upon for IHI by Blair & Roach, LLP, Tonawanda, New York.

                              INDEPENDENT AUDITORS

     The consolidated financial statement of our parent and its subsidiaries as of December 31, 2002 and for each of the two years in the period ended December 31, 2002, incorporated by reference in this offering memorandum have been audited by the firm of Russell Bedford Stefanou Mirchandani, LLP, independent auditors, as stated in their report appearing therein.

                              FINANCIAL STATEMENTS

     The table below summarizes the audited financial results for each of the Phase I acquisitions (except Vantage Open MRI, LLC) and for IHI for the Fiscal Year 2002. We will provide you with copies of the audited statements and the auditors' report upon request. You should direct such requests to Norman R. Dobiesz, Chairman, V-GPO, Inc., 2150 Whitfield Industrial Way, Sarasota, Florida 34243 or by telephone at (941) 727-1552.


                  SUMMARY - FY2002 AUDITED FINANCIAL STATEMENTS

                                                    NORTHWEST     ST. ANTHONY                   IHI
                        PHO           VANTAGE        SURGICAL      NORTH ASC    TPG MRI      COMBINED

PATIENT REVENUES
Gross Patient Revenue   $31,824,580   $ 4,372,650   $23,445,175   $27,514,853   $ 6,210,160   $93,367,418
Deductions from
 Revenue                (15,933,020)   (1,457,550)  (10,024,775)  (15,812,526)   (2,858,605)  (46,086,476)
    NET PATIENT REVENUE  15,891,560     2,915,100    13,420,400    11,702,327     3,351,555    47,280,942

OPERATING EXPENSES

Administrative, General
 and Service             10,404,219       702,421     8,172,401     5,785,583     1,048,961     6,113,586
Management Fee              426,556       367,902     1,010,540     1,117,805       206,331     3,129,133
Interest Payments         1,950,948        45,946       213,756         8,398       107,229     2,326,277
Provision for Deprecia-
 tion and Amortization    1,474,883       168,561       162,060       368,347       200,000     2,373,851
Provision for Bad Debts     950,300             0     1,377,466       485,044             0     2,812,810
    TOTAL OPERATING
     EXPENSES            15,206,906     1,284,830    10,936,223     7,765,177     1,562,521    36,755,657

    NET OPERATING

    INCOME                  684,654     1,630,270     2,484,177     3,937,150     1,789,034    10,525,286
                          4.3%           55.9%         18.5%         33.6%         53.4%        22.3%

EBITDA

Add: Interest Expense
 (net)                    1,950,948        45,946       213,756         8,398      107,229      2,326,277
Add: Depreciation and
 Amortization             1,474,883       168,561       162,060       368,347      200,000      2,373,851

    EBITDA              $ 4,110,485   $ 1,844,777   $ 2,859,993   $ 4,313,895   $ 2,096,263   $15,225,414

    EBITDAM             $ 4,537,041   $ 2,212,679   $ 3,870,533   $ 5,431,700   $ 2,302,594   $18,354,547
